UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant
☒
Filed by a Party other than the Registrant
☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12
Verisk Analytics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Letter from our

Independent Chair

Dear Shareholders,

I invite you to participate in Verisk’s 2025 Annual Meeting of Shareholders, which will take place virtually on Tuesday, May 20, 2025 at 8:30 a.m. ET. You can join the live audio webcast by visiting www.virtualshareholdermeeting.com/VRSK2025, where you will be able to listen to the meeting, submit questions and vote.

Consistent Growth, Strategic Engagement

In 2024, Verisk continued to deliver strong performance consistent with our financial guidance. This success reflects the company’s focused execution on its three strategic priorities: delivering predictable growth, driving operational efficiency, and maintaining disciplined capital allocation. Heightened strategic engagement at the C-suite level with clients has deepened relationships and opened new opportunities, resulting in stronger renewals and improved customer satisfaction. Verisk continues to invest in innovation and technology, including its Core Lines Reimagine initiative and Generative AI applications, while simultaneously returning $1.3 billion to shareholders through dividends and share repurchases. As we enter 2025, Verisk remains a trusted solutions provider to the global insurance ecosystem, creating efficiencies through network connections and generating innovative solutions that address the industry’s evolving challenges with catastrophic events, regulatory changes, and technological advancement.

Risk Oversight and Board Refreshment

In 2024, the Board strengthened its risk oversight by forming a new Risk Committee which oversees risk assessment and risk management, reviews with management matters relating to the policies, practices and outcomes that relate to risk management such as the strategic approach to cyber and information security, and oversees Verisk’s Enterprise Risk Management function.

We express our deep gratitude to Vincent Brooks and Wendy Lane, who are not being nominated for re-election and are retiring from the Board as of the 2025 Annual Meeting of Shareholders. Their leadership, guidance and commitment to enhancing shareholder value were invaluable during a period of significant organizational transformation for Verisk.

As the Board continues to strive for the right mix of backgrounds, experience, qualifications and skills to oversee and address the key issues and opportunities facing Verisk, we are nominating two new independent directors to stand for election at the 2025 Annual Meeting of Shareholders: Christopher J. Perry, a seasoned executive leader at large global information services public companies with deep go-to-market and sales expertise, and Sabra R. Purtill, an experienced financial executive at leading insurance and financial services companies.

Your support is important

Your vote is important. I encourage you to take a moment to vote on the items in this year’s Proxy Statement. Voting takes only a few minutes, and it will ensure that your shares are represented at the meeting. On behalf of the Verisk Board of Directors, thank you for your continued support.

Sincerely,

Bruce Hansen

Independent Chair

[ ], 2025

Notice of 2025 Annual Meeting of Shareholders

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders of Verisk Analytics, Inc. will be held on Tuesday, May 20, 2025, at 8:30 am ET, in a virtual format as a live audio webcast that can be accessed at www.virtualshareholdermeeting.com/VRSK2025, to:

Proposal		Board Recommendation	Page

1	Elect eleven (11) members of the Board of Directors to serve one-year terms;	FOR each nominee	4

2	Approve the compensation of the Company’s named executive officers on an advisory, non-binding basis (“Say-on-Pay”);	FOR	57

3	Ratify the appointment of Deloitte & Touche LLP as independent auditor for the year ending December 31, 2025;	FOR	58

4	To vote on the management proposal to eliminate supermajority voting standards for limitation on beneficial ownership of the Company;	FOR	61

5	To vote on the management proposal to eliminate supermajority voting standards for certain business combinations;	FOR	62

6	To vote on the management proposal to limit certain liability of officers as permitted by Delaware law;	FOR	64

7	To vote on the management proposal to enable the ability of one or more shareholders as a group owning 25% of the Company’s common stock to call special meetings of shareholders; and	FOR	65

8	To vote on a shareholder proposal, if properly presented at the meeting.	AGAINST	68

Transact such other business as may properly be brought before the meeting by or at the direction of our Board of Directors.

Our Board of Directors recommends that you vote “FOR” the election of directors, the approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis, the ratification of the appointment of the auditor, the management proposal to eliminate supermajority voting standards for limitation on beneficial ownership of the Company, the management proposal to eliminate the supermajority voting standards for certain business combinations, the management proposal to limit certain liability of officers as permitted by Delaware law, and the management proposal to enable the ability of shareholders owning 25% of the Company’s common stock to call special meetings of shareholders. Our Board of Directors recommends that you vote “AGAINST” the shareholder proposal, if properly presented at the meeting.

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish proxy materials via the Internet. We believe this notice and access process expedites shareholders’ receipt of proxy materials and lowers the costs of our annual meeting of shareholders. Accordingly, we have sent to most of our beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. We are mailing paper copies of our 2025 Annual Meeting materials to our shareholders of record, and to eligible participants in the ISO 401(k) Savings and Employee Stock Ownership Plan (the “ESOP”).

The Notice of Internet Availability of Proxy Materials is being sent to certain of our shareholders beginning on or about [ ], 2025. The Proxy Statement is being made available to our shareholders and eligible ESOP participants beginning on or about [ ], 2025.

On behalf of the Board of Directors,

Thomas C. Wong Assistant General Counsel and Corporate Secretary

Meeting Information

Date and Time

May 20, 2025

8:30 a.m. ET

Location

www.virtualshareholdermeeting.

com/VRSK2025

Record Date

March 24, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2025.

Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com. Upon written request to our Corporate Secretary, we will provide a copy of our Annual Report on Form 10-K without charge. Please mail any written request to the attention of Corporate Secretary, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, NJ 07310-1686.

1	Proxy Statement

1	Annual Meeting Information

2	Voting Information

4	ITEM 1 — Election of Directors

12	Corporate Governance

12	Corporate Governance Strengths

12	Actions Taken in 2024 and 2025 to Strengthen Corporate Governance

12	Shareholder Engagement

13	Proxy Access

13	Committee Leadership and Membership Refreshment

13	Leadership Structure and Separate Chair of the Board and CEO; Independent Chair

13	Director Independence

14	Board Meetings and Director Attendance

18	Written Committee Charters

18	Director Attendance at Annual Meetings

18	Independent Executive Sessions

18	Communications with Directors

19	Mandatory Retirement

19	Compensation Governance

19	Board Criteria

20	Shareholder Recommendations for Board Candidates

20	Board Role in Risk Oversight

21	Board Evaluations

21	Succession Planning

22	Corporate Governance Documents

23	Directors’ Compensation

25	Executive Officers of Verisk

26	Security Ownership of Certain Beneficial Owners and Management

28	Principal Shareholders

29	Executive Compensation

29	Compensation Discussion and Analysis

41	Talent Management and Compensation Committee Report

42	2024 Summary Compensation Table

44	2024 Grants of Plan-Based Awards

45	2024 Outstanding Equity Awards at Fiscal Year-End

46	2024 Option Exercises and Stock and PSUs Vested

46	2024 Pension Benefits

47	2024 Nonqualified Deferred Compensation

47	Potential Payments upon Termination or Change in Control

48	Equity Compensation Plan Information

49	CEO Pay Ratio

50	Pay Versus Performance

56	Certain Relationships and Related Transactions

57	ITEM 2 — Approval of the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis

58	ITEM 3 — Ratification of the Appointment of the Company’s Independent Auditor

59	Audit Committee Report

61	ITEM 4 — Approval of the Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Limitation on Beneficial Ownership of the Company

62	ITEM 5 — Approval of the Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Certain Business Combinations

64	ITEM 6 — Approval of the Amendment to the Certificate of Incorporation to Limit Certain Liability of Officers as Permitted by Delaware Law

65	ITEM 7 — Approval of the Amendment to the Certificate of Incorporation to Enable the Ability of One or More Shareholders as a Group Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders

68	ITEM 8 — Support Shareholder Ability to Call for a Special Shareholder Meeting

70	Shareholder Proposals and Nominations

71	Additional Voting Information

72	Other Matters

73	Appendix A — Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Limitation on Beneficial Ownership of the Company

74	Appendix B — Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Certain Business Combinations

77	Appendix C — Amendment to the Certificate of Incorporation to Limit Certain Liability of Officers as Permitted by Delaware Law

78	Appendix D — Amendment to the Certificate of Incorporation to Enable the Ability of One or More Shareholders as a Group Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders

81	Appendix E — Reconciliation of GAAP and Non-GAAP Financial Measures

Proxy Statement

We are making this Proxy Statement available in connection with the solicitation of proxies by our Board of Directors for the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and any adjournments or postponements thereof. We are sending the Notice of Internet Availability of Proxy Materials and the Proxy Statement on or about [ ], 2025. In this Proxy Statement, we refer to Verisk Analytics, Inc. as the “Company,” “Verisk,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Annual Meeting Information

Date and Location

We will hold the 2025 Annual Meeting on Wednesday, May 20, 2025 at 8:30 AM, ET, in a virtual format as a live audio webcast. The virtual meeting can be accessed at www.virtualshareholdermeeting.com/VRSK2025. You will not be able to attend the 2025 Annual Meeting in person.

Admission, Voting and Submitting Questions

Only record or beneficial owners of shares of Verisk’s common stock (“Common Stock”) as of the Record Date, as defined below, or their proxies, and eligible participants of the ESOP may attend the virtual 2025 Annual Meeting. You will be able to attend the 2025 Annual Meeting online, vote your shares online and submit questions online during the meeting by logging into the meeting website at www.virtualshareholdermeeting.com/VRSK2025, and entering the 16-digit control number found on your Notice, proxy card, or voting instruction form sent to you.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting 15 minutes in advance of the designated start time to allow time for you to log-in and test your device’s audio system.

We encourage you to vote in advance of the meeting, but you may also vote your shares electronically during the 2025 Annual Meeting (other than shares held through the ESOP). Voting at the meeting will revoke any prior votes cast.

You may submit questions during the meeting by entering a question in the “Ask a Question” field and we will respond to questions as time permits. Similar questions may be combined and answered together.

Questions regarding personal matters or matters not relevant to the meeting will not be answered. The guidelines for submitting questions and the proxy materials will be available on the virtual meeting site during the meeting.

Record Date

The Record Date for the 2025 Annual Meeting is March 24, 2025. Record and beneficial owners may vote all shares of Common Stock they owned as of the close of business on that date. Each share of Common Stock entitles you to one vote on the election of each of the directors nominated for election and one vote on each other matter voted on at the 2025 Annual Meeting. On the Record Date, [ ] shares of Common Stock were outstanding. We need a quorum consisting of a majority of the outstanding shares of Common Stock entitled to vote on the Record Date present, in person or by proxy, to hold the 2025 Annual Meeting.

Notice of Electronic Availability of Proxy Materials

Pursuant to the rules adopted by the SEC, we are making this Proxy Statement and our Annual Report on Form 10-K available to many of our shareholders electronically via the Internet. On or about [ ], 2025, we are mailing to our beneficial owners (other than ESOP participants) the Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Your participation in this process enables us to save money on the cost of printing and mailing the documents to you.

Printed copies of the proxy materials are being sent to record holders of our shares of Common Stock and to eligible ESOP participants. All shareholders and eligible ESOP participants will be able to access the proxy materials at www.proxyvote.com.

Verisk 2025 Proxy Statement | 1

Voting Information

Voting Information

Record and Beneficial Owners

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, to be a shareholder of record, and our 2025 Annual Meeting materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy or to attend the virtual meeting and vote at the meeting. If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of those shares held in “street name” and your broker or nominee is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares.

Votes Required

Proposals for Your Vote	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes

Proposal 1: Electing Eleven Members of the Board of Directors	Majority of votes cast	No effect	No effect

Proposal 2: Approving the Compensation of the Company’s Named Executive Officers on an Advisory, Non-binding Basis (“Say-on-Pay”)	Affirmative vote of a majority of shares present or repre sented by proxy and entitled to vote thereon	Vote against	No effect

Proposal 3: Ratifying the Appointment of Deloitte & Touche LLP as Independent Auditor for 2025	Affirmative vote of a majority of shares present or repre sented by proxy and entitled to vote thereon	Vote against	None – Brokers have discretion to vote

Proposal 4: Management Proposal to Eliminate Supermajority Voting Standards for Limitation on Beneficial Ownership of the Company	Affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of common stock	Vote against	Vote against

Proposal 5: Management Proposal to Eliminate Supermajority Voting Standards for Certain Business Combinations	Affirmative vote of a majority of shares outstanding and entitled to vote thereon	Vote against	Vote against

Proposal 6: Management Proposal to Limit Certain Liability of Officers as Permitted by Delaware Law	Affirmative vote of a majority of shares outstanding and entitled to vote thereon	Vote against	Vote against

Proposal 7: Management Proposal to Enable the Ability of One or More Shareholders as a Group Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders	Affirmative vote of a majority of shares outstanding and entitled to vote thereon	Vote against	Vote against

Proposal 8: Shareholder Proposal to Support Shareholder Ability to Call for a Special Shareholder Meeting	Affirmative vote of a majority of shares present or repre sented by proxy and entitled to vote thereon	Vote against	No effect

2 | Verisk 2025 Proxy Statement

Voting Information

Votes Required to Elect Incumbent Directors

In uncontested elections, each director will be elected by a majority of the votes cast, meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director for the director to be elected. The Company has adopted a director resignation policy providing that an incumbent director who did not receive a majority of votes cast must promptly tender his or her resignation to the Board. The Governance, Corporate Sustainability and Nominating Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation. If the Board decides not to accept the resignation, the director will continue to serve on the Board until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. If the Board accepts the resignation, the Governance, Corporate Sustainability and Nominating Committee may recommend to the Board, and the Board will thereafter decide, whether to fill the resulting vacancy or to reduce the size of the Board. The Board, excluding the director in question, will act on the Governance, Corporate Sustainability and Nominating Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

Votes Required to Elect New Nominees

Since Mr. Perry and Ms. Purtill are new nominees standing for election to the Board at the 2025 Annual Meeting, they will not be elected if they do not receive a majority of the votes cast in an uncontested election.

“Abstaining” and “Broker Non-Votes”

You may also “abstain” from voting for the director nominees and the other proposals. Shares voting “abstain” and broker non-votes with respect to any nominee for director will have no effect on the election of directors. Shares voting “abstain” on the other proposals will have the effect of a vote against the proposal. Broker non-votes will not be counted in determining the results of the vote on any of the matters where brokers cannot vote (proposal 3). Broker non-votes will have no effect on proposals 1, 2, and 8 and will have the effect of a vote against proposals 4, 5, 6, and 7. Both abstentions and broker non-votes will be counted as present at the 2025 Annual Meeting for purposes of determining a quorum.

Verisk 2025 Proxy Statement | 3

Item 1 — Election of Directors

Each person elected as a director at this 2025 Annual Meeting will serve a one-year term ending at the next meeting of shareholders following the director’s election, or until the director’s earlier death, resignation or removal. The number of directors is fixed by our Board of Directors, subject to the terms of our Certificate of Incorporation. Our Board of Directors currently consists of eleven directors. Current incumbent directors Vincent K. Brooks and Wendy Lane are not being nominated for re-election at the 2025 Annual Meeting. The Board is nominating two new candidates, Christopher J. Perry and Sabra R. Purtill, for election at the 2025 Annual Meeting.

Neither Mr. Perry nor Ms. Purtill are currently serving on the Board. Accordingly, if all the nominees are elected at the 2025 Annual Meeting, the Board will have eleven members and the size of the board will remain fixed at eleven seats.

The eleven nominees for election at the 2025 Annual Meeting are set forth below. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size.

Board Qualifications

We believe that each of the nominees listed below possesses key attributes that we seek in a director, including strong and effective decision-making, communication and leadership skills.

We also believe that the nominees for election at the 2025 Annual Meeting as a whole will possess the right backgrounds, experience, qualifications and skills to oversee and address the key issues facing the Company. The Board demographics below assume all 11 nominees are elected at the 2025 Annual Meeting.

4 | Verisk 2025 Proxy Statement

Item 1 — Election of Directors

Board Skills Matrix

The following matrix displays the most significant skills and areas of focus or expertise that this Company looks to each Director nominee for. Additional information regarding the experience and key attributes of each individual Director nominee is provided immediately following this matrix.

Skills

Accounting & Finance

Experience with financial reporting and analysis in a large organization (e.g., as a CFO, senior accounting officer, controller, public accountant, and/or auditor, or through active oversight of such individuals). Experience overseeing the preparation, evaluation and/or auditing of financial statements.

	🌑	🌑		🌑	🌑		🌑	🌑	🌑		🌑

Strategy and Corporate Development

Experience in investment and capital allocation decisions, strategy and corporate development to maximize returns for shareholders including M&A and developing and implementing growth strategies.

	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑

Insurance Industry Experience in insurance company operations, understanding of market dynamics and trends, including innovation in underwriting, claims, risk finance, and distribution systems.	🌑		🌑		🌑		🌑				🌑

Innovation, Data and Technology

Expertise in innovation and technology, digital change management, data analytics, AI, and enterprise technology driven issues such as privacy, cybersecurity, and data management and security.

		🌑	🌑			🌑			🌑	🌑

Talent Management and Compensation

Expertise in workforce management, including workforce planning, compensation management, leadership development, culture, promoting diversity, and change management.

	🌑		🌑					🌑			🌑

Global Perspective Leadership experience in global roles at complex organizations including oversight of international issues and operations in the geographic regions where we operate.			🌑	🌑		🌑	🌑	🌑	🌑	🌑

Executive Leadership

Experience as a public company CEO, senior executive, or leader of large complex organizations with oversight of strategy, talent management, operations and/or overall decision making, and a consistent record of executing strategy and creating value through operational excellence.

	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Corporate Governance

Experience or expertise in corporate governance matters and best practices, including through service on other public company boards, as well as experience with sustainability issues.

		🌑		🌑	🌑	🌑		🌑			🌑

Regulatory Compliance/ Government Experience in operating in similarly regulated industries, interacting with regulators, policy makers and/or working in government or regulatory agencies.							🌑			🌑	🌑

Risk Management Experience in risk management of a large organization and assessment of different types of risk, including technology, cyber security, market, operational and reputational risk.			🌑	🌑			🌑			🌑	🌑

Information Services

Experience in information services company operations, including understanding of market dynamics and trends, and best practices in go-to-market, product development, data stewardship, talent, financial model, and risk oversight strategies.

		🌑				🌑		🌑	🌑	🌑

Verisk 2025 Proxy Statement | 5

Item 1 — Election of Directors

Nominees for Election at the 2025 Annual Meeting

Nominees for one-year terms continuing until 2026

Retired Chief Executive Officer, Farmers Group, Inc. Independent Director Age: 68 Director since: 2022 Committees: • Talent Management and Compensation (Chair) • Finance and Investment • Executive	Jeffrey Dailey

Career Highlights

Jeffrey Dailey has had a career in the insurance industry spanning more than four decades. Mr. Dailey held the position of CEO of Farmers Group, Inc., a subsidiary of Zurich Insurance Group, from 2012 until his retirement at the end of 2022, and continued to serve as its Chairman of the Board of Directors until June 2023. At Farmers, Mr. Dailey spearheaded the company’s transformation to a customer-centric and innovation-focused organization and led the acquisition and integration of MetLife’s property and casualty business. Mr. Dailey was also previously CEO of Reliant Insurance, a company he founded which was acquired by Bristol West Holdings, and earlier in his career held various senior executive roles at Progressive Corporation.

Current Other Company Directorships

Liberty Mutual Insurance

Other Professional Experience and Community Involvement

Mr. Dailey previously served as a board member of The Institutes, a leading provider of education and research on risk management and insurance.

Qualifications

In assessing Mr. Dailey’s skills and qualifications to serve on our Board, our directors considered his extensive experience in leading insurance company operations and understanding of market dynamics and trends facing the insurance industry, his talent management experience and his consistent record of executing strategy and creating value through operational excellence.

Retired Chairman and Chief Executive Officer, ID Analytics Independent Board Chair Age: 65 Director since: 2015 Committees: • Executive (Chair)	Bruce Hansen

Career Highlights

Bruce Hansen brings three decades of experience building companies across the big data, AI/analytics, and fin-tech industries. From 2002 to 2012, Mr. Hansen served as Chairman and CEO of ID Analytics, a company he co-founded. Prior to that, Mr. Hansen served as President of HNC Software, Inc., a publicly traded company. Mr. Hansen has also held executive roles at CASA Inc., CitiGroup, ADP and JPMorgan Chase.

Current Other Public Company Directorships

LivePerson (NASDAQ: LPSN)

Prior Other Public Company Directorships

Mitek Systems (NASDAQ: MITK)

Other Professional Experience and Community Involvement

Mr. Hansen is an active member of the National Association of Corporate Directors.

Qualifications

In assessing Mr. Hansen’s skills and qualifications to serve on our Board, our directors considered his management and operations experience gained as a senior executive leading multiple data analytics and information services businesses, his understanding of market dynamics and trends, as well as his experience gained by his current and past service on other public company boards.

6 | Verisk 2025 Proxy Statement

Item 1 — Election of Directors

Chief Executive Officer, Vantage Group Independent Director Age: 59 Director since: 2024 Committees: • Talent Management and Compensation	Gregory Hendrick

Career Highlights

Mr. Hendrick brings over 35 years of extensive insurance and reinsurance leadership and hands-on reinsurance underwriting experience. Since October 2020, Mr. Hendrick has served as CEO of Vantage Group, a Bermuda registered company that provides specialty insurance, reinsurance and insurance-linked securities products. From 2018 to 2020, Mr. Hendrick served as CEO of AXA XL, the P&C and specialty risk division of AXA. Mr. Hendrick was previously with numerous XL Group companies for 25 years serving in various roles, including Chief Executive of Reinsurance, Chief Executive of Insurance, Executive Vice President of Strategic Growth, President and Chief Underwriting Officer for XL Re Ltd and Vice President of US Property Underwriting for XL Mid Ocean Reinsurance Ltd. He began his career at AIG and later served as a VP in reinsurance underwriting at Winterthur Re.

Current Other Public Company Directorships

Vantage Group Holdings

Qualifications

In assessing Mr. Hendrick’s skills and qualifications to serve on our Board, our directors considered his deep domain experience and understanding of market dynamics and trends in re/insurance and underwriting gained through his various executive positions at leading insurance and reinsurance companies.

President and Chief Executive Officer, Zone Oil & Gas, LLC Independent Director Age: 64 Director since: 2016 Committees: • Audit (Chair) • Risk • Executive	Kathleen A. Hogenson

Career Highlights

Kathleen A. Hogenson is an accomplished executive and entrepreneur with extensive worldwide operational and leadership experience. Ms. Hogenson brings more than 30 years of experience managing global company portfolios, driving global growth, navigating geopolitical issues and optimizing the workforce through skills, data and software. Ms. Hogenson has served as the President and Chief Executive Officer of Zone Oil & Gas, LLC, a company providing advisory and valuation services in energy, since 2007. Ms. Hogenson served as President and Chief Executive Officer of Zone Energy, LLC, a company she founded in 2009 and sold in 2015. Previously, Ms. Hogenson was President of Santos USA Corporation and Vice President of exploration and production technology for Unocal Corporation.

Current Other Public Company Directorships

First Quantum Minerals Ltd. (XTSE: FM)

Prior Other Public Company Directorships

Cimarex Energy Co. (NYSE: XEC), Petrofac Limited (LSE: PFC), Tamarack Valley Energy (XTSE: TVE)

Other Professional Experience and Community Involvement

Ms. Hogenson has previously served on the Board of Directors of Parallel Petroleum LLC and on the advisory Board of Samsung Oil & Gas USA Corporation.

Qualifications

In assessing Ms. Hogenson’s skills and qualifications to serve on our Board, our directors considered her proven entrepreneurial track record and extensive global commercial, operational, risk management and strategic knowledge and experience gained from leadership roles at complex, highly regulated global organizations.

Verisk 2025 Proxy Statement | 7

Item 1 — Election of Directors

Principal,

WhiteGate Partners LLC

Independent Director

Age: 68

Director since: 2009 (served as a director of Verisk’s predecessor company, Insurance Services Office, Inc. from 2005 to 2009)

Committees:

•  Audit

•  Governance, Corporate Sustainability and Nominating (Chair)

Samuel G. Liss

Career Highlights

Samuel G. Liss is the principal of WhiteGate Partners LLC, a financial services and business services advisory firm, and an Adjunct Professor at New York University Stern Graduate School of Business. Previously, Mr. Liss served as Executive Vice President and Group Business Head at The Travelers Companies, overseeing corporate business development and one of three operating divisions — Financial, Professional Lines and International Insurance. Mr. Liss also served as Executive Vice President at The St. Paul Companies, an international commercial lines insurer. Earlier in his career, Mr. Liss was a Managing Director in the Investment Banking and the Equities divisions at Credit Suisse First Boston. Mr. Liss began his career in the equities division at Salomon Brothers and was a top ranked analyst covering the diversified financial services and insurance sectors.

Prior Other Public Company Directorships

DST Systems, Inc. (NYSE: DST); Argo Group International Holdings, Ltd. (NYSE: ARGO); Nuveen Investments, Inc.

Other Professional Experience and Community Involvement

Mr. Liss currently serves on the Board of Directors of JS Held, a private global consulting firm. He formerly served on the Board of Ironshore, Inc., a private global specialty commercial insurer.

Qualifications

In assessing Mr. Liss’ skills and qualifications to serve on our Board, our directors considered his management and operational experience gained as a senior executive of a global insurance business, his expertise in investment banking and the capital markets, and his expertise in corporate governance matters and best practices gained from his past board service.

President, Broadridge Financial Solutions Independent Director Nominee Age: 62	Christopher J. Perry

Career Highlights

Mr. Perry is a new nominee for election as a director at the 2025 Annual Meeting. Since 2020, Mr. Perry has served as President of Broadridge Financial Solutions, Inc. (NYSE: BR), a leading global Fintech company providing technology, communications and data analytics solutions and a member of the S&P 500. As President, Mr. Perry leads Broadridge’s global go-to-market organization, including relationships with its top clients and strategic partners, by managing global sales, account management and the company’s marketing, M&A, and strategic sourcing functions. He also oversees Broadridge’s international business and its overall growth strategy. From 2014 to 2020, Mr. Perry served as Broadridge’s Corporate Senior Vice President, Global Sales, Marketing and Client Solutions. From 1993 to 2014, Mr. Perry held various management and commercial roles at Thomson Reuters (NYSE: TRI) and its predecessor, Thomson Financial, including as Global Managing Director of Risk for the Financial & Risk division. Earlier in his career, Mr. Perry worked in several Fintech companies and institutional trading and retail brokerage firms.

Other Professional Experience and Community Involvement

Mr. Perry serves on the Board of Directors of the Financial Services Institute. Mr. Perry is also the former Chair and an ongoing member of British American Business, a membership organization that enables transatlantic commerce. Mr. Perry serves on the Boards of several non-profits including Make-A-Wish Foundation of New Jersey, NPower which is an organization that provides underprivileged youths and military veterans with opportunities to build tech skills, the United Way of NYC, and the Community Food Bank of New Jersey.

Qualifications

In assessing Ms. Perry’s skills and qualifications to serve on our Board, our directors considered his track record of executive leadership at large global information services public companies, his deep expertise in innovation and technology, and his extensive experience leading sales functions and client relations.

8 | Verisk 2025 Proxy Statement

Item 1 — Election of Directors

Experienced Executive, Insurance and Financial Services Industries Independent Director Nominee Age: 62	Sabra R. Purtill

Career Highlights

Ms. Purtill is a new nominee for election as a director at the 2025 Annual Meeting. Ms. Purtill brings over 35 years of leadership and experience in executive roles in the insurance and financial services industries overseeing corporate finance, capital markets and treasury, financial reporting and communications. Ms. Purtill is currently an advisor to American International Group, Inc. (NYSE: AIG). Ms. Purtill joined AIG in 2019 as Deputy Chief Financial Officer and Treasurer and was appointed Chief Risk Officer in 2021. In April 2022, Ms. Purtill was appointed Chief Investment Officer of Corebridge Financial Services, Inc. (NYSE: CRBG), a subsidiary of AIG at that time, before returning to serve as AIG’s Chief Financial Officer from January 2023 to November 2024. Across her insurance and financial services career, Ms. Purtill held roles at Hartford Financial Services Group, Inc. as Senior Vice President, Head of Investor Relations and Treasurer; Assured Guaranty Ltd, as Managing Director, Investor Relations and Communications; and Chubb Limited (formerly ACE Limited), as Senior Vice President, Corporate Finance. Earlier in her career, Ms. Purtill served as a sell-side analyst focused on the insurance sector and in various banking and capital markets roles.

Other Professional Experience and Community Involvement

Ms. Purtill serves on the Advisory Board to the Center for Politics at the University of Virginia since 2018 and as Chair since 2022. Ms. Purtill also serves on the Board of Trustees for the College Foundation of the University of Virginia and its Audit and Finance and Investment Committees since 2023.

Qualifications

In assessing Ms. Purtill’s skills and qualifications to serve on our Board, our directors considered her extensive experience overseeing financial reporting and analysis in large complex organizations as well as her deep expertise in investment and capital allocation decision-making, strategy and corporate development gained through her various executive positions at leading insurance and financial services companies.

President and CEO Age: 57 Director since: 2022	Lee M. Shavel

Career Highlights

Lee M. Shavel was appointed our Chief Executive Officer following the 2022 Annual Meeting and was elected as a director at the 2022 Annual Meeting. He assumed the title of President in January 2023. Mr. Shavel was our Group President from February 2021 to May 2022, and was our Chief Financial Officer from 2017 to 2022. Prior to joining Verisk, Mr. Shavel served as Chief Financial Officer and Executive Vice President, Corporate Strategy of Nasdaq, Inc. from May 2011 to March 2016. Before joining Nasdaq, Mr. Shavel was Americas Head of Financial Institutions Investment Banking at Bank of America Merrill Lynch. Previously, he was Head of Finance, Securities and Technology and Global COO for the Financial Institutions Group at Merrill Lynch.

Current Other Public Company Directorships

FactSet Research Systems, Inc. (NYSE: FDS)

Prior Other Public Company Directorships

Investment Technology Group, Inc. (NYSE: ITG)

Qualifications

In assessing Mr. Shavel’s skills and qualifications to serve on our Board, our directors considered his in-depth operations, management and financial experience and knowledge gained from the various executive positions held by Mr. Shavel within Verisk, including serving as CFO from 2017 to 2022 and as CEO since 2022, his experience and track record in investment and capital allocation decisions and strategy and corporate development to maximize returns for shareholders, as well as his current and past service as a director on other public company boards.

Verisk 2025 Proxy Statement | 9

Item 1 — Election of Directors

President and Chief Executive Officer, Intelligent Operating Solutions, Fortive Independent Director Age: 52 Director since: 2022 Committees: • Finance and Investment (Chair) • Risk • Executive	Olumide Soroye

Career Highlights

Olumide Soroye serves as President and CEO of Intelligent Operating Solutions (IOS) at Fortive Corporation, a position he has held since August 2021, overseeing a portfolio of brands that generate strong growth, margins, and cashflow profile. Before joining Fortive, Mr. Soroye was managing director at CoreLogic from September 2013 to August 2021, where he led the transformation of the company into a highly profitable growth engine through data-driven digital workflow innovation and strategic acquisitions. He previously served as SVP of technology at QuinStreet and spent more than a decade focused on growth, product, and sales strategy in the technology sector as a partner at McKinsey & Company. Over the past 25 years, Mr. Soroye has served as an advisor or executive to more than 50 corporations.

Qualifications

In assessing Mr. Soroye’s skills and qualifications to serve on our Board, our directors considered his expertise in innovation, data and technology, and his track record of developing market-leading software and data-enabled workflow solutions and significantly accelerating growth and profitability for companies across a broad range of verticals.

Retired Executive, Technology and Global Information Services Industries

Independent Director

Age: 62

Director since: 2022

Committees:

•  Governance, Corporate Sustainability and Nominating

•  Risk (Chair)

•  Executive

Kimberly S. Stevenson

Career Highlights

Kimberly S. Stevenson has had a long career in the technology industry, most recently serving as senior vice president and general manager of the Foundational Data Services Business Unit at NetApp, a global provider of cloud data services from January 2020 to August 2021. Previously, Ms. Stevenson served as senior vice president and general manager of the Data Center Group of Lenovo from May 2017 to October 2018 and as a corporate vice president at Intel from September 2009 to February 2017.

Current Other Public Company Directorships

Mitek Systems (NASDAQ: MITK)

Prior Other Public Company Directorships

Quarterhill (XTSE: QTRH), Skyworks Solutions, Inc. (NASDAQ: SWKS), Boston Private Financial Holdings (NASDAQ: BPFH), Cloudera (NYSE: CLDR), Riverbed Technology (NASDAQ: RVBD)

Other Prior Professional Experience

Ms. Stevenson previously served on the board of Ambiq Micro, a privately held semiconductor company.

Qualifications

In assessing Ms. Stevenson’s skills and qualifications to serve on our Board, our directors considered her deep expertise in innovation, data and technology, experience gained in leading information services company operations, as well as her current and past service as a director on other technology-focused public company boards.

10 | Verisk 2025 Proxy Statement

Item 1 — Election of Directors

Retired Chief Executive Officer, National Association of Insurance Commissioners

Independent Director

Age: 68

Director since: 2013

Committees:

•  Governance, Corporate Sustainability and Nominating

•  Audit

Therese M. Vaughan

Career Highlights

Therese M. Vaughan was the Professional Director of the Emmett J. Vaughan Institute of Risk Management and Insurance at the University of Iowa from 2021 to 2023. Dr. Vaughan previously served as Executive-in-Residence, Distinguished Professor, Interim Dean and Dean of the College of Business and Public Administration at Drake University. Dr. Vaughan is a leading expert in insurance regulation having served as Chief Executive Officer of the National Association of Insurance Commissioners from February 2009 to November 2012 and as Commissioner of the Iowa Insurance Division, directing all insurance business transacted in the State of Iowa, from August 1994 to December 2004.

Current Other Public Company Directorships

West Bancorporation (NASDAQ: WTBA), Hamilton Insurance Group, Ltd. (NYSE: HG)

Prior Other Public Company Directorships

American International Group (NYSE: AIG); Validus Holdings, Ltd. (NASDAQ: VR), Principal Financial Group, Inc. (NASDAQ: PFG), Endurance Specialty Holding Ltd. (NYSE: ENH)

Other Professional Experience and Community Involvement

Dr. Vaughan has served on the Board of Directors of Wellmark Blue Cross and Blue Shield since 2013 and the Board of Directors of Food Bank of Iowa since 2018. She is a Chartered Property Casualty Underwriter (CPCU), and an Associate of the Casualty Actuarial Society (ACAS).

Qualifications

In assessing Dr. Vaughan’s skills and qualifications to serve on our Board, our directors considered her deep knowledge of the insurance industry, its market dynamics and trends, and its regulatory environment gained from her experience with the National Association of Insurance Commissioners and as Commissioner of the Iowa Insurance Division.

Our Board unanimously recommends a vote “FOR” the election of all eleven (11) nominees. Proxies solicited by our

Board will be voted “FOR” these nominees unless otherwise instructed.

Verisk 2025 Proxy Statement | 11

Corporate Governance

Corporate Governance Strengths

We are committed to good corporate governance, which promotes the long-term interests of our shareholders and strengthens our Board and management accountability. Highlights of our corporate governance practices include the following:

Corporate Governance Highlights

•	Annual election of directors

•	Proxy access for qualifying shareholders to nominate directors

•	Majority voting in uncontested director elections

•	Separate roles of Independent Chair and CEO

•	100% independent members on the Audit; Finance and Investment; Governance, Corporate Sustainability and Nominating; Talent Management and Compensation; Risk; and Executive Committees

•	Board refreshment with eight new directors nominated since 2022

•	Mandatory director retirement age of 75

•	Annual Say-on-Pay vote

•	No Poison Pill

•	Robust stock ownership guidelines for directors and executive officers

•	Additional “clawback” policy for executive misconduct

•	No hedging or pledging of Company securities permitted

•	Annual Board and Committee Evaluations

•	Executive and Independent Director sessions after every Board and Committee Meeting

•	Periodic reviews of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics

Actions Taken in 2024 and 2025 to Strengthen Corporate Governance

Our Board, in coordination with our Governance, Corporate Sustainability and Nominating Committee, deliberates on and discusses the appropriate governance structure of our Company. During 2024 and early 2025, the Governance, Corporate Sustainability and Nominating Committee reviewed and made recommendations to the Board, and the Board approved changes and updates to the following governance practices and policies of the Company:

•	In early 2024, the Board formed a new Risk Committee which, in coordination with the Audit Committee and other relevant Committees as appropriate, oversees risk assessment and risk management of the Company, reviews with management matters relating to the policies, practices and outcomes of the Company that relate to risk management, and oversees the Company’s Enterprise Risk Management function.

•	The Board’s composition continued to be refreshed at pace by nominating two new independent Board candidates to stand for election at the 2025 Annual Meeting which brings the total number of new directors nominated since 2022 to eight.

Shareholder Engagement

We have been actively engaged in shareholder outreach and welcome feedback from shareholders in key areas of interest, in particular on issues relating to corporate governance and executive compensation. Throughout 2024 and early 2025, we held a series of one-on-one and small group meetings led by our Independent Board Chair and our executive team with shareholders to obtain their input and discuss their views on, among other things, our compensation practices and policies, the Board’s oversight of cyber risk and responsible use of artificial intelligence, changes in the Insurance industry regulatory environment, matters of environmental sustainability, and overall corporate governance practices.

12 | Verisk 2025 Proxy Statement

Corporate Governance

Proxy Access

The Company’s Amended and Restated By-Laws permit one or a group of up to 20 shareholders who, in the aggregate, own continuously for at least three years, shares of our Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate up to the greater of two members or 20% of our Board and have such nominations included in our proxy materials, provided that the shareholder(s) and nominee(s) meet the requirements in our By-Laws. Shareholders who wish to nominate directors for inclusion in next year’s Proxy Statement or directly at the 2026 Annual Meeting should follow the instructions set forth in the section titled “Shareholder Proposals and Nominations” in this Proxy Statement.

Committee Leadership and Membership Refreshment

Our Board believes it is important that Board Committee leadership roles and Committee membership be filled by directors with appropriate skills and experience, and that succession planning is necessary in order to ensure continuity of Board leadership. The Independent Board Chair and Committee Chairs are appointed for one-year terms. On an annual basis, the Governance, Corporate Sustainability and Nominating Committee reviews the selection of the Independent Board Chair, the Chairs of each Committee and the membership of each Committee to evaluate the utility of any changes for the coming year. During 2024, based on the recommendations of the Governance, Corporate Sustainability and Nominating Committee, the Board appointed Bruce Hansen as Chair of the Executive Committee, Kathleen A. Hogenson as Chair of the Audit Committee, Jeffrey Dailey as Chair of the Talent Management and Compensation Committee, Olumide Soroye as Chair of the Finance and Investment Committee, Samuel G. Liss as Chair of the Governance, Corporate Sustainability and Nominating Committee, and Kimberly S. Stevenson as Chair of the Risk Committee, each for one year terms.

Leadership Structure and Separate Chair of the Board and CEO; Independent Chair

In May 2022 with the promotion of current CEO Lee M. Shavel, the roles of Chair of the Board and CEO were separated with the Board appointing Bruce Hansen to serve as Independent Board Chair for a one-year term. As of the 2023 and 2024 Annual Meetings, Bruce Hansen was re-appointed as Independent Board Chair.

By having separate Independent Board Chair and CEO roles, we believe such leadership structure allows the CEO to focus on executive leadership and the operational, financial, performance and strategic matters crucial to the business and the Independent Board Chair to focus on leading the Board in its effective independent monitoring and oversight of management.

Director Independence

Currently, our Board of Directors has eleven directors. Under our bylaws, our Board may consist of between seven and fifteen directors, as the Board may determine. Ten of our current eleven directors are “independent” as determined by the Board, consistent with the Nasdaq listing rules: Vincent K. Brooks, Jeffrey Dailey, Bruce Hansen, Gregory Hendrick, Kathleen A. Hogenson, Wendy Lane, Samuel G. Liss, Olumide Soroye, Kimberly S. Stevenson, and Therese M. Vaughan. Lee M. Shavel, our current President and CEO, who is also serving as a director, is not considered independent. The Board has determined that each of Christopher Perry and Sabra Purtill, new nominees for election at the 2025 Annual Meeting, will be considered an independent director if elected.

Verisk 2025 Proxy Statement | 13

Corporate Governance

Board Meetings and Director Attendance

Our bylaws provide that the Board of Directors may designate one or more committees. In 2024, we had six committees: Executive Committee, Audit Committee, Talent Management and Compensation Committee, Finance and Investment Committee, Governance, Corporate Sustainability and Nominating Committee, and Risk Committee. Our Board met four times in 2024. In 2024, all directors attended at least 75% of the meetings of the Board and of the committees on which the directors served that were held while such directors were members.

Member	Executive Committee	Audit Committee	Talent Management and Compensation Committee	Finance and Investment Committee	Governance, Corporate Sustainability and Nominating Committee	Risk Committee
Vincent K. Brooks			✓			✓
Jeffrey Dailey	✓		CHAIR	✓
Bruce Hansen	CHAIR
Gregory Hendrick			✓
Kathleen A. Hogenson	✓	CHAIR				✓
Wendy Lane			✓	✓
Samuel G. Liss	✓	✓			CHAIR
Lee M. Shavel
Olumide Soroye	✓			CHAIR		✓
Kimberly S. Stevenson	✓				✓	CHAIR
Therese M. Vaughan		✓			✓

Meetings in 2024	—	7	6	4	5	4

The Board is in the process of determining which committees new nominees Mr. Perry and Ms. Purtill shall serve on if elected at the 2025 Annual Meeting.

Executive Committee

Bruce Hansen (Chair)	Jeffrey Dailey	Kathleen A. Hogenson	Olumide Soroye	Kimberly S. Stevenson	Samuel G. Liss

The Executive Committee did not meet in 2024 as all relevant matters were handled at meetings of the full Board of Directors.		* Membership to consist of the Independent Board Chair and the Chairs of each other standing Committee.

Key Responsibilities

•

Exercises all the power and authority of the Board of Directors (except those powers and authorities that are reserved to the full Board of Directors under Delaware law) between regularly scheduled Board of Directors meetings

•	Makes recommendations to the full Board of Directors on various matters

•	Meets as necessary upon the call of the Independent Board Chair as circumstances dictate if the full Board cannot be convened

14 | Verisk 2025 Proxy Statement

Corporate Governance

Audit Committee

Kathleen A. Hogenson (Chair)	Samuel G. Liss	Therese M. Vaughan

Meetings in 2024: 7

*The Board has determined each member is “independent” as defined under Nasdaq listing rules; financially literate as such term is interpreted by our Board; and meets the qualifications of an “audit committee financial expert” in accordance with SEC rules.

Key Responsibilities

•

Reviews the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of the financial statements of the Company

•	Assists the Board in its oversight of:

•	the integrity of the Company’s financial statements and internal controls

•	the qualifications, independence, and performance of the Company’s independent auditor

•	the performance of the Company’s internal audit function

•	the Company’s compliance with legal and regulatory requirements

•	the Company’s risk management and risk assessment framework in coordination with the Risk Committee and delegates responsibility to other Committees as appropriate

•	Makes recommendations to the Board of Directors concerning the engagement of the independent accounting firm and the scope of the audit to be undertaken

•	Prepares the Audit Committee report that the SEC rules require to be included in the Company’s annual proxy statement

Verisk 2025 Proxy Statement | 15

Corporate Governance

Talent Management and Compensation Committee

Jeffrey Dailey (Chair)	Vincent K. Brooks	Wendy Lane	Greogory Hendrick

Meetings in 2024: 6

*The Board has determined all members are “independent” as defined under Nasdaq listing rules and qualify as “non-employee directors” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Key Responsibilities

•

Reviews and, as it deems appropriate, recommends to the Board of Directors, policies, practices and procedures relating to the compensation of the CEO and of each of the Company’s other executive officers

•

Reviews and, as it deems appropriate, recommends to the Board of Directors, the magnitude and structure of compensation for the Company’s non-employee directors as it deems in the best interests of the Company

•	Reviews the Company’s management succession planning, including policies and development plans for CEO succession

•	Reviews and provides guidance on the Company’s human capital and talent management programs and strategies

•

Prepares the Talent Management and Compensation Committee Report that SEC rules require to be included in the Company’s annual proxy statement, and reviews and discusses the Company’s Compensation Discussion and Analysis (“CD&A”) with management for inclusion within the Company’s annual proxy statement

16 | Verisk 2025 Proxy Statement

Corporate Governance

Finance and Investment Committee

Olumide Soroye (Chair)	Jeffrey Dailey	Wendy Lane

Meetings in 2024: 4		*The Board has determined all members are “independent” as defined under Nasdaq listing rules.

Key Responsibilities

•	Establishes, monitors and evaluates the Company’s investment policies, practices and third-party financial advisors

•

Advises management and the Board of Directors on the Company’s financial strategies, including capital structure, capital market transactions, financing transactions, strategic investments, acquisitions, divestitures and other financial matters and opportunities

Governance, Corporate Sustainability and Nominating Committee

Samuel G. Liss (Chair)	Kimberly S. Stevenson	Therese M. Vaughan

Meetings in 2024: 5		*The Board has determined all members are “independent” as defined under Nasdaq listing rules.

Key Responsibilities

•	Reviews and evaluates the size, composition, function and duties of the Board consistent with its needs

•

Recommends criteria for the selection of candidates to the Board and identifies individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by shareholders

•

Recommends to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings

•	Establishes standards of independence and makes recommendations to the Board as to determinations of director independence

•	Oversees the Board’s annual self-evaluation process

•	Develops and recommends to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company and oversees compliance with such policies

•

Recommends to the Board whether to accept or reject a tendered resignation, or take other action, in circumstances where a director fails to receive a majority vote in circumstances set forth in the Company’s Bylaws and Corporate Governance Guidelines

•	Assists the Board in overseeing the Company’s corporate sustainability program and evaluates the Company’s key sustainability risks and opportunities

Verisk 2025 Proxy Statement | 17

Corporate Governance

Risk Committee

Kimberly S. Stevenson (Chair)	Vincent K. Brooks	Kathleen A. Hogenson	Olumide Soroye

Meetings in 2024: 4		*The Board has determined all members are “independent” as defined under Nasdaq listing rules.

Key Responsibilities

•	Oversees risk assessment and risk management of the Company in coordination with the Audit Committee and other relevant Committees as appropriate

•

Reviews with management matters relating to the policies, practices and outcomes of the Company that relate to risk management, including but not limited to the policies, procedures and strategic approach to cyber, technology, information security, privacy, data usage and protection, compliance with legal, governmental and regulatory requirements, competition and such other risks that the Board may determine from time to time

•	Oversees the Company’s Enterprise Risk Management function and focuses on strategic, operational and enterprise risks facing the Company

Written Committee Charters

Our Board has adopted a written charter for each of the Audit Committee, Talent Management and Compensation Committee, Executive Committee, Finance and Investment Committee, Governance, Corporate Sustainability and Nominating Committee, and Risk Committee setting forth the roles and responsibilities of such committee, each of which is available on our website at the “Governance – Governance Documents” link under the “Investors” link at www.verisk.com.

Director Attendance at Annual Meetings

Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend annual meetings of shareholders. All of our directors attended the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”).

Independent Executive Sessions

The Company’s Corporate Governance Guidelines provide that non-employee directors may meet in executive sessions and the Independent Board Chair will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive sessions and the Independent Board Chair will preside over these executive sessions. In 2024, after every Board and committee meeting an executive session consisting of independent directors was convened.

Communications with Directors

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, the Independent Board Chair, any individual director or any group or committee of directors (including the independent directors as a group), correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the attention of Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters should be marked “Personal and Confidential” and sent to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310, Attention: Chair of the Audit Committee of Verisk Analytics, Inc. (or the designated director(s)), in care of

18 | Verisk 2025 Proxy Statement

Corporate Governance

Corporate Secretary. Our Policy for Reporting Concerns Related to Accounting, Auditing and Ethical Violations (Whistleblower Policy) is available on our website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com.

Mandatory Retirement

No current director or nominee has reached the Company’s mandatory retirement age for directors of 75 under our Corporate Governance Guidelines.

Compensation Governance

The Talent Management and Compensation Committee will consist of at least three members, all of whom must be independent directors meeting the independence requirements of the Nasdaq listing rules. The Talent Management and Compensation Committee currently consists of four members, each of whom the Board has determined qualifies as a “non-employee director” within the meaning of Section 16b-3 under the Exchange Act.

The Talent Management and Compensation Committee is responsible for determining, or recommending to the Board for determination, annually all compensation, including performance-based compensation, awarded to the Company’s executive officers, including the CEO and the other executive officers named in the “Summary Compensation Table” herein (“named executive officers” or “NEOs”). In addition, the Talent Management and Compensation Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers and non-employee directors. Information on the Talent Management and Compensation Committee’s processes, procedures and analysis of NEO compensation for fiscal 2024 is addressed in the “Compensation Discussion and Analysis” section herein.

The Talent Management and Compensation Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•	Identifying, reviewing and approving corporate goals and objectives relevant to executive officer compensation.

•	Evaluating each executive officer’s performance in light of such goals and objectives and setting each executive officer’s compensation based on such evaluation and such other factors as the Talent Management and Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	Determining any long-term incentive component of each executive officer’s compensation.
•	Annually reviewing and approving the magnitude and structure of compensation (including cash and equity-based compensation) for the Company’s non-employee directors as the Talent Management and Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	Annually reviewing the Company’s management succession planning, including policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluations of, and development plans for, any successors to the CEO.

Additional information about our executive compensation plans and arrangements and their administration is described in the “Compensation Discussion and Analysis” section herein and the accompanying executive compensation tables. The Talent Management and Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, to subcommittees of the Board or to the Chair of the Talent Management and Compensation Committee when it deems it appropriate and in the best interests of the Company.

The Talent Management and Compensation Committee has the sole authority to retain and terminate any advisor, including any compensation consultant assisting the Talent Management and Compensation Committee in the evaluation of CEO or other executive officer compensation, including authority to approve all such fees and other retention terms. As further described in the “Compensation Discussion and Analysis” section herein, during 2024, the Talent Management and Compensation Committee retained an independent compensation consultant. In developing its views on compensation matters and determining the compensation awarded to our NEOs, the Talent Management and Compensation Committee also obtains input from the Company’s Human Resources department, which collects information and prepares materials for the Talent Management and Compensation Committee’s use in compensation decisions.

Board Criteria

The Board seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and result in the Board having a broad range of skills, expertise and industry knowledge relevant to the Company’s business. Although the Governance, Corporate Sustainability and Nominating Committee does not have a formal diversity policy, the Governance, Corporate Sustainability and Nominating Committee and the Board include diversity of viewpoints, background, experience and professional and personal characteristics

Verisk 2025 Proxy Statement | 19

Corporate Governance

among the criteria they consider in connection with selecting candidates for the Board. There is no specific demographic criteria for candidates.

For the two new independent Board nominees for election as directors at the 2025 Annual Meeting, Mr. Perry and Ms. Purtill both were identified by third-party search firms.

Shareholder Recommendations for Board Candidates

The Governance, Corporate Sustainability and Nominating Committee will consider any director candidates recommended by shareholders who submit a written request to the Corporate Secretary of the Company. The candidates should meet the director qualification criteria. The Governance, Corporate Sustainability and Nominating Committee evaluates all director candidates and nominees in the same manner regardless of the source.

Shareholders may make recommendations at any time by writing to the Governance, Corporate Sustainability and Nominating Committee, c/o Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. Nominations for the 2026 Annual Meeting must be received pursuant to the deadlines set forth in the Company bylaws as discussed under “Shareholder Proposals and Nominations” and comply with the further requirements in the Company’s bylaws.

Board Role in Risk Oversight

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, in 2024 with the assistance of the Audit; Talent Management and Compensation; Governance, Corporate Sustainability and Nominating; Finance and Investment; and Risk Committees, oversees the Company’s policies for assessing and managing its exposure to risk and coordinates risk oversight coverage among all Committees to ensure complete coverage.

Board. The Company’s Enterprise Risk Management team conducts annual risk assessments, the results of which are reported to the full Board. The risk assessment process seeks to identify risks based on their nature and/or potential significance. The Board reviews the prioritization of mission critical risks such as technology and cyber risk, and others, and the Company’s mitigation actions related to those risks.

Audit Committee. The Audit Committee reviews financial and reporting risk with management and the auditors. The Company’s Internal Audit department uses the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) framework in assessing risk and reviews the results of the Enterprise Risk Management team’s and the Compliance team’s risk assessments in establishing the annual Internal Audit Plan. The Internal Audit Plan is reviewed and approved by the Audit Committee. The Chief Internal Auditor reports both to the Chair of the Audit Committee and to the Chief Legal Officer. The Audit Committee reviews and discusses with the Chief Internal Auditor the Company’s internal system of audit and financial controls, enterprise risk information, and the periodic report of audit activities. Finally, on a quarterly basis, management reviews its progress on the testing and mitigation of any identified risks with the Audit Committee.

Governance, Corporate Sustainability and Nominating Committee. The Governance, Corporate Sustainability and Nominating Committee evaluates the Company’s key sustainability risks and opportunities, and reports on them to the Board periodically.

Talent Management and Compensation Committee. The Talent Management and Compensation Committee considers risk in establishing and evaluating compensation policies and human capital and talent management programs and strategies. For a more detailed discussion, please see the “Risk Assessment Regarding Compensation Policies and Practices” section herein.

Finance and Investment Committee. The Finance and Investment Committee reviews with management and approves and monitors any investment strategy that may be established by the Company from time to time including risks and risk mitigations thereof.

Risk Committee. The Risk Committee, in coordination with other relevant Committees as appropriate, oversees risk assessment and risk management, including but not limited to the policies, procedures and strategic approach to cyber, technology, information security, privacy, data usage and protection, compliance with legal, governmental and regulatory requirements, competition and such other risks that the Board may determine from time to time.

The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

20 | Verisk 2025 Proxy Statement

Corporate Governance

Board Evaluations

Our Board is committed to continuous improvement and recognizes the fundamental role a robust Board and Committee evaluation process plays in ensuring that our Board maintains an optimal composition and is functioning effectively.

1 EVALUATION

Board Self-Evaluations

The Governance, Corporate Sustainability and Nominating Committee conducts an annual self-evaluation of our Board’s effectiveness in order to identify opportunities where an enhancement or change in practices may lead to further improvement. In our Board self-evaluation process, all directors provide responses to a written questionnaire, and the Chair of the Governance, Corporate Sustainability and Nominating Committee along with the Independent Board Chair interviews all directors on the following Board effectiveness topics:

Board Effectiveness Topics evaluated in 2024

•  Board Composition, Structure and Size

•  Meeting Dynamics

•  Leadership and Individual Contributions

•  Access to Information

•  Interaction with Management

•  Strategic Planning and Goal Setting

•  Fostering Innovation

• Operational Matters • Financial Matters • Risk Oversight • Sustainability Oversight • Governance • Ethics, Compliance and Culture

Committee Self-Evaluations

Each Committee of the Board (other than the Executive Committee) annually evaluates its performance as a Committee. The evaluation process is similar to that of the Board and is also facilitated by the Chair of the Governance, Corporate Sustainability and Nominating Committee along with the Independent Board Chair. Each Committee’s evaluation is focused on the Committee’s effectiveness in performing its key functions. The outcome of each Committee’s self-evaluation is reported to the respective Committee, the Governance, Corporate Sustainability and Nominating Committee and the full Board. The Chair of each such Committee and/or the Governance, Corporate Sustainability and Nominating Committee may make recommendations for improvement to the Board.

▼

2 DISCUSSION

Results

The results of the directors’ interviews and the responses provided are analyzed and presented to the full Board in a report that includes both current strengths and opportunities for future enhancements in Board effectiveness.

▼
	3 FOLLOW UP AND FEED BACK	The Governance, Corporate Sustainability and Nominating Committee uses the results of the evaluation in determining the characteristics and skills required of prospective candidates for election to the Board and makes recommendations to the Board with respect to assignments of Board members to various Board Committees. The Governance, Corporate Sustainability and Nominating Committee also tracks and reports to the Board throughout the year on the implementation of any process or substantive enhancements identified during the prior year’s evaluation process.
▼

Succession Planning

Our Board recognizes that one of its most critical responsibilities is to guarantee excellence and stability in our Company’s senior leadership. As a result, our Board is actively engaged in talent management. Our Board oversees the development of executive talent and plans for the succession of our Board, our Committee Chairs, our Independent Board Chair and Chief Executive Officer.

Board Succession Planning

The Governance, Corporate Sustainability and Nominating Committee considers the critical needs of the Company regularly, taking into account the results of the annual Board and Committee evaluations and other relevant data to assess Board skills and the leadership capabilities of existing directors, including to evaluate the appropriateness of new or different Committee service for our directors and to identify sitting directors who are ready to fill the role of Chair of each

Verisk 2025 Proxy Statement | 21

Corporate Governance

of our Committees should one of the directors serving in such a role vacate his or her position unexpectedly or upon retirement.

Chief Executive Officer Succession Planning

Our Board is responsible for the selection of our CEO. Our Board regularly reviews leadership development initiatives and identifies and periodically updates the skills, experience and attributes that they believe are required to be an effective CEO in light of the Company’s business strategy, prospects and challenges. As part of its regular succession planning review process, the Board reviews a detailed report from Mr. Shavel on recommendations for short-and long-term succession plans for the CEO position, including in the event of unanticipated vacancy.

Corporate Governance Documents

Verisk maintains a corporate governance website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com.

Our Corporate Governance Guidelines (including our director independence standards); Code of Business Conduct and Ethics; and Audit, Talent Management and Compensation, Executive, Finance and Investment, Governance, Corporate Sustainability and Nominating, and Risk Committee charters are available on our website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com and are available to any shareholder who requests them by writing to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, New Jersey 07310, Attention: Corporate Secretary. The materials on our website are not part of, or incorporated by reference in, this Proxy Statement.

Our Code of Business Conduct and Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Business Conduct and Ethics for our chief executive officer (CEO), chief financial officer (CFO), principal accounting officer or controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by disclosing within four business days the nature of the amendment or waiver on our website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com.

22 | Verisk 2025 Proxy Statement

Directors’ Compensation

Under the terms of the Company’s Director Compensation Plan approved by the Talent Management and Compensation Committee, each of the Company’s non-employee directors receives annual compensation in the form of (i) an annual retainer, and (ii) an annual equity grant.

Annual Retainer. In 2024 each non-employee director received an annual base retainer fee of $105,000 for membership on the Board of Directors. The chairpersons of the Audit Committee and Talent Management Compensation Committee each received an additional $20,000 annual retainer fee, while each non-employee director who chairs any other committee received an additional $15,000 retainer fee. In 2024, Bruce Hansen, who served as Independent Chair, received an additional $150,000 annual retainer fee.

Each non-employee director may elect to receive the annual retainer in the form of (i) cash, (ii) deferred cash, (iii) shares of Common Stock, (iv) deferred shares of Common Stock, or (v) a combination of the foregoing. Retainer amounts (to the extent not deferred) shall be payable quarterly in arrears from the annual shareholders meeting date at which such director is elected and any issued Common Stock, to the extent elected, shall vest immediately. Deferred cash or shares of Common Stock, if elected, shall be payable or issuable upon such director’s separation from the Board.

Equity Grants. In 2024, each non-employee director received an annual equity award having a value of $210,000 as of the grant date pursuant to the Director Compensation Plan. One hundred percent (100%) of the value of the annual equity award was awarded, at the election of the director, in the form of either (i) deferred stock units (based on the value of a share of Common Stock on the date of grant) that vest and settle upon the director’s separation from the Board, or (ii) restricted stock units (“RSUs”) that fully vest and settle upon the earlier of (a) the following year’s annual shareholders meeting date, or (b) the one-year anniversary of the grant date.

Any retainer amount payable or equity award granted to a director newly appointed or elected to the Board or with respect to any committee chair assignments on a date other than the annual shareholders meeting date will be pro-rated to reflect the remaining portion of the compensation year in which such new director is appointed or elected or new committee chair is assigned.

Director Compensation Limit. Under the terms of the 2021 Equity Incentive Plan, which was approved by our shareholders at the 2021 Annual Meeting, the aggregate grant date fair value of awards granted under the plan to non-employee directors during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, may not exceed $750,000.

Lee M. Shavel, a director and our current President and Chief Executive Officer, has not received additional compensation for his service on the Board of Directors.

The table below shows compensation paid to or earned by the directors during 2024. As noted above, directors may elect to receive compensation in various forms other than cash.

2024 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Vincent K. Brooks	105,000	210,000	315,000

Jeffrey Dailey	125,000	210,000	335,000

Bruce Hansen	255,000	210,000	465,000

Gregory Hendrick(3)	31,500	257,250	288,750

Kathleen A. Hogenson	115,659	219,341	335,000

Wendy Lane	105,000	210,000	315,000

Samuel G. Liss	—	324,395	324,395

Olumide Soroye	97,581	232,419	330,000

Kimberly S. Stevenson	118,233	210,000	328,233

Therese M. Vaughan	110,605	210,000	320,605

Verisk 2025 Proxy Statement | 23

Directors’ Compensation

(1)

Represents the aggregate grant date fair value of stock awards granted in 2024 computed in accordance with ASC Subtopic 718-10, “Compensation-Stock Compensation” (ASC Topic 718), excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards and stock awards columns, see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)

At December 31, 2024, directors had outstanding stock awards as follows: (a) Vincent K. Brooks — 3,882; (b) Jeffrey Dailey — 2,727; (c) Bruce Hansen — 13,786; (d) Gregory Hendrick — 1,134; (e) Kathleen A. Hogenson — 11,119; (f) Wendy Lane — 4,462; (g) Samuel G. Liss — 66,408; (h) Olumide Soroye — 3,103; (i) Kimberly S. Stevenson — 2,680; (j) Therese M. Vaughan — 21,526.

(3)	Mr. Hendrick was appointed to the Board of Directors effective April 1, 2024.

As of May 2023, option awards were eliminated as a component of the director compensation program. At December 31, 2024, directors had outstanding option awards (based on prior years grants) as follows: (a) Vincent K. Brooks — 3,083; (b) Jeffrey Dailey — 1,169; (c) Bruce Hansen — 20,242; (d) Gregory Hendrick – 0; (e) Kathleen A. Hogenson — 19,342; (f) Wendy Lane – 1,108; (g) Samuel G. Liss — 47,902; (h) Olumide Soroye — 738; (i) Kimberly S. Stevenson — 1,108; (j) Therese M. Vaughan — 7,402.

Where no information in the table is given as to a particular type of award with respect to any individual, such individual did not hold or receive such an award during or as of the end of the last fiscal year, as the case may be.

Stock Ownership Requirements for Directors

Directors are subject to minimum equity holding requirements. Each non-employee director is required to hold stock with a value equal to six times their respective annual base retainer (i.e., excluding additional retainer amounts for committee chairs). The “in-the-money” value of vested and unvested options held by such directors is not included in determining compliance with this requirement. Newly elected Directors are required to comply with this requirement no later than the sixth anniversary of their election to the Board.

Vincent K. Brooks, Jeffrey Dailey, Bruce Hansen, Kathleen A. Hogenson, Wendy Lane, Samuel G. Liss, Kimberly S. Stevenson, Olumide Soroye, and Therese M. Vaughan, each currently holds stock with a value in excess of six times their respective annual base retainer. Gregory Hendrick, elected to the Board on April 1, 2024, has until the sixth anniversary of his election to the Board to comply with the director stock ownership requirement and has not yet reached such anniversary date. Lee M. Shavel, a director and our President and Chief Executive Officer, does not receive an annual retainer for his service on the Board and is subject to and is in compliance with the stock ownership requirement for executive officers described in the Executive Stock Ownership Guidelines set forth in the CD&A section herein.

24 | Verisk 2025 Proxy Statement

Executive Officers of Verisk

Information regarding the ages and past five years’ business experience of our executive officers is as follows:

Lee M. Shavel (57) has been our Chief Executive Officer since May 2022 and our President since January 2023. Mr. Shavel previously served as our Group President since February 2021, and our Chief Financial Officer since November 2017. Prior to joining Verisk, Mr. Shavel served as Chief Financial Officer and Executive Vice President, Corporate Strategy of Nasdaq, Inc. from

May 2011 to March 2016. Before joining Nasdaq, Mr. Shavel was Americas Head of Financial Institutions Investment Banking at Bank of America Merrill Lynch. Previously, he was Head of Finance, Securities and Technology and Global COO for the Financial Institutions Group at Merrill Lynch. Since June 2020, Mr. Shavel has served on the Board of Directors of FactSet Research Systems, Inc. (NYSE: FDS), and from 2016 to March 2019, Mr. Shavel served as a board director and chair of the Audit Committee of Investment Technology Group, Inc., a publicly traded broker-dealer.

Elizabeth D. Mann (49) has been our Executive Vice President and Chief Financial Officer since September 2022. Ms. Mann drives the Company’s financial strategy and capital management philosophy by focusing on creating long-term value and investing in the highest-return opportunities. Ms. Mann joined Verisk from S&P Global, where she was CFO of the Ratings and Mobility divisions, after serving as senior vice president of capital management including oversight of S&P Global’s tax and treasury departments. Before that, she held several roles of increasing responsibility at Goldman Sachs, including managing director of the firmwide strategy group and the technology, media, and telecom investment banking group. Before assuming corporate roles, Ms. Mann was a Moore Instructor and National Science Foundation Postdoctoral Fellow at the Massachusetts Institute of Technology, a position once held by famed mathematician John Nash. Ms. Mann also serves as President of the Board of Trustees of the Winston Churchill Scholarship Foundation of the United States. In August 2024, Ms. Mann was appointed to the Board of Directors of Motorola Solutions (NYSE: MSI).

Nick Daffan (54) has been our Executive Vice President since December 2018 and Chief Information Officer since July 2015. Mr. Daffan is responsible for technology strategy, operations and advancement of data and analytics. Mr. Daffan is an innovative leader, uncovering emerging technologies and advancements to propel our customers forward and ensure that Verisk remains the strategic data analytics and technology partner of choice to the global insurance industry. As CIO, Mr. Daffan leads the initiative to modernize our computing platform and migrate to the public cloud infrastructure, including the ongoing oversight and management required to maintain all operational infrastructure for reliable, uninterrupted delivery of customer solutions. Mr. Daffan has headed operations, product support and information technology groups within Verisk subsidiaries before his current role. Prior to joining Verisk, Mr. Daffan worked at Unisys Corporation and First Manhattan Consulting Group.

Kathy Card Beckles (50) has been our Executive Vice President and Chief Legal Officer since April 2021. Ms. Card Beckles provides leadership for all legal aspects of our business, as well as leading our corporate governance, compliance, internal audit and enterprise risk management functions. Ms. Card Beckles also assists the Company and our Board in driving our strategy forward and pursing all the best practices of a modern, well-run public company to maximize performance and ensure transparency. Before joining Verisk, Ms. Card Beckles served as the General Counsel for Consumer Banking and the General Counsel for Credit Cards, Payments, Merchant Services and Digital at JPMorgan Chase. Since April 2022, Ms. Card Beckles has served on the Board of Directors of Nasdaq’s U.S. exchange subsidiaries.

Sunita Holzer (63) has been our Chief Human Relations Officer since August 2021. Ms. Holzer leads all aspects of our human resources strategy and operations. Ms. Holzer brings three decades of enterprise-level HR leadership experience across several industries. Before joining Verisk, Ms. Holzer was CHRO at Realogy, handling HR strategy for nearly 12,000 employees. Ms. Holzer also served as CHRO for Computer Sciences Corporation (now DXC Technology), CHRO at Chubb Insurance, and chief diversity officer at American Express. Ms. Holzer is a Human Resources Management Department Advisory Board member at the Rutgers School of Management and Labor Relations. From 2011 to February 2023, Ms. Holzer served on the board of directors and as Chair of the Compensation Committee for South Jersey Industries (NYSE: SJI), a publicly traded energy services holding company consisting of a natural gas utility and a group of nonutility energy businesses. Ms. Holzer currently serves on the board of trustees for Liberty Science Center, a nonprofit learning center with a mission that aligns with Verisk’s core values of learning and caring, reflecting Verisk’s longstanding commitment to innovation and research.

Verisk 2025 Proxy Statement | 25

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership of Directors and Executive Officers. We encourage our directors, officers and employees to own our Common Stock, as owning our Common Stock aligns their interests with your interests as shareholders. The following table sets forth the beneficial ownership of our Common Stock by each of our named executive officers, incumbent directors and director nominees, and by all our incumbent directors, director nominees and executive officers as a group, as of February 21, 2025. Percentage of class amounts are based on 140,276,165 shares of our Common Stock outstanding as of February 21, 2025.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, or stock awards that may be settled, within 60 days of February 21, 2025. Shares issuable pursuant to such stock options or stock awards are deemed outstanding for computing the percentage of such person’s holdings but are not outstanding for computing the percentage of any other person. Unless otherwise indicated, the address for each listed shareholder is: c/o Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

	Shares of Common Stock Beneficially Owned
	Number of Shares	Percentage of Class
NAMED EXECUTIVE OFFICERS
Lee M. Shavel(1)	188,357	*
Elizabeth D. Mann(2)	25,991	*
Nick Daffan(3)	142,950	*
Kathy Card Beckles(4)	25,982	*
Sunita Holzer(5)	25,990	*
Directors
Vincent K. Brooks(6)	6,965	*
Jeffrey Dailey(7)	4,743	*
Bruce Hansen(8)	34,875	*
Gregory Hendrick(9)	1,134	*
Kathleen A. Hogenson(10)	30,551	*
Wendy Lane(11)	6,417	*
Samuel G. Liss(12)	114,310	*
Christopher J. Perry(13)	—
Sabra R. Purtill(14)	—
Olumide Soroye(15)	4,688	*
Kimberly S. Stevenson(16)	3,788	*
Therese M. Vaughan(17)	28,928	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (18 PERSONS)	645,669	0.46%

(1)

Includes (a) 114,013 shares subject to stock options exercisable within 60 days of February 21, 2025, and (b) 20,417 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 5,667 Relative TSR PSUs and 3,322 ROIC PSUs granted on May 25, 2022, 27,457 Relative TSR PSUs granted on May 25, 2022, 12,813 Relative TSR PSUs and 8,046 ROIC PSUs granted on January 15, 2023, 13,409 Relative TSR PSUs and 8,025 ROIC PSUs granted on January 15, 2024, and

26 | Verisk 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

13,307 Relative TSR PSUs and 8,035 ROIC PSUs granted on January 15, 2025, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 21, 2025 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management and Compensation Committee.
(2)

Includes (a) 7,004 shares subject to stock options exercisable within 60 days of February 21, 2025 and (b) 5,327 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 3,462 Relative TSR PSUs and 2,175 ROIC PSUs granted on January 15, 2023, 4,234 Relative TSR PSUs and 2,534 ROIC PSUs granted on January 15, 2024, and 3,871 Relative TSR PSUs and 2,337 ROIC PSUs granted on January 15, 2025, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 21, 2025 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management and Compensation Committee.

(3)

Includes (a) 82,756 shares subject to stock options exercisable within 60 days of February 21, 2025, and (b) 3,948 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 3,117 TSR PSUs and 1,957 ROIC PSUs granted on January 15, 2023 , 2,611 Relative TSR PSUs and 1,563 ROIC PSUs granted on January 15, 2024, and 2,238 Relative TSR PSUs and 1,351 ROIC PSUs granted on January 15, 2025, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 21, 2025 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management Compensation Committee.

(4)

Includes (a) 9,906 shares subject to stock options exercisable within 60 days of February 21, 2025, and (b) 4,715 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 2,597 Relative TSR PSUs and 1,631 ROIC PSUs granted on January 15, 2023, 2,153 Relative TSR PSUs and 1,288 ROIC PSUs granted on January 15, 2024, and 1,936 Relative TSR PSUs and 1,169 ROIC PSUs granted on January 15, 2025, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 21, 2025 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management and Compensation Committee.

(5)

Includes (a) 8,108 shares subject to stock options exercisable within 60 days of February 21, 2025, and (b) 4,005 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 2,164 Relative TSR PSUs and 1,359 ROIC PSUs granted on January 15, 2023, 1,835 Relative TSR PSUs and 1,098 ROIC PSUs granted on January 15, 2024, and 1,573 Relative TSR PSUs and 950 ROIC PSUs granted on January 15, 2025, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 21, 2025 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management and Compensation Committee.

(6)

Includes (a) 3,083 shares subject to stock options exercisable within 60 days of February 21, 2025, and (b) 3,882 deferred stock units that entitle Gen. Brooks to 3,882 shares of Common Stock at the end of his service to the Board.

(7)

Includes (a) 1,169 shares subject to stock options exercisable within 60 days of February 21, 2025, (b) 847 restricted stock units that fully vest and settle upon the earlier of (i) the following year’s annual shareholders meeting, or (ii) the one-year anniversary of the grant date, (c) 2,680 deferred stock units that entitle Mr. Dailey to 2680 shares of Common Stock at the end of his service to the Board, and (d) 47 deferred stock awards that entitle Mr. Daily to 47 shares of Common Stock at the end of her service to the Board .

(8)

Includes (a) 20,242 shares subject to stock options exercisable within 60 days of February 21, 2025, (b) 847 restricted stock units that fully vest and settle upon the earlier of (i) the following year’s annual shareholders meeting, or (ii) the one-year anniversary of the grant date, (c) 7,834 deferred stock units that entitle Mr. Hansen to 7,834 shares of Common Stock at the end of his service to the Board, and (d) 5,105 deferred stock awards that entitle Mr. Hansen to 5,105 shares of Common Stock at the end of his service to the Board.

(9)

Includes (a) 959 deferred stock units that entitle Mr. Hendrick to 959 shares of Common Stock at the end of his service to the Board, and (b) 175 deferred stock awards that entitle Mr. Hendrick to 175 shares of Common Stock at the end of his service to the Board.

(10)

Includes (a) 19,432 shares subject to stock options exercisable within 60 days of February 21, 2025, (b) 7,650 deferred stock units that entitle Ms. Hogenson to 7,650 shares of Common Stock at the end of her service to the Board, and (c) 3,469 deferred stock awards that entitle Ms. Hogenson to 3,469 shares of Common Stock at the end of her service to the Board.

(11)

Includes (a) 1,108 shares subject to stock options exercisable within 60 days of February 21, 2025, (b) 847 restricted stock units that fully vest and settle upon the earlier of (i) the following year’s annual shareholders meeting, or (ii) the one-year anniversary of the grant date, and (c) 875 deferred stock units that entitle Ms. Lane to 875 shares of Common Stock at the end of her service to the Board.

(12)

Includes (a) 47,902 shares subject to stock options exercisable within 60 days of February 21, 2025, (b) 10,798 deferred stock units that entitle Mr. Liss to 10,798 shares of Common Stock at the end of his service to the Board, and (c) 1,646 deferred stock awards that entitle Mr. Liss to 1,646 shares of Common Stock at the end of his service to the Board.

(13)	Mr. Perry is not currently serving on the Board and is a new nominee for election as a director at the 2025 Annual Meeting.
(14)	Ms. Purtill is not currently serving on the Board and is a new nominee for election as a director at the 2025 Annual Meeting.
(15)

Includes (a) 738 shares subject to stock options exercisable within 60 days of February 21, 2025, (b) 847 restricted stock units that fully vest and settle upon the earlier of (i) the following year’s annual shareholders meeting, or (ii) the one-year anniversary of the grant date, and (c) 591 deferred stock units that entitle Mr. Soroye to 591 shares of Common Stock at the end of his service to the Board.

(16)

Includes (a) 1,108 shares subject to stock options exercisable within 60 days of February 21, 2025, and (b) 1,722 deferred stock units that entitle Ms. Stevenson to 1,722 shares of Common Stock at the end of her service to the Board.

(17)

Includes (a) 7,402 shares subject to stock options exercisable within 60 days of February 21, 2025, and (b) 9,840 deferred stock units that entitle Dr. Vaughan to 9,840 shares of Common Stock at the end of her service to the Board.

*	Indicates less than 1% ownership.

Verisk 2025 Proxy Statement | 27

Principal Shareholders

The following table contains information regarding each person we know of that beneficially owns more than 5% of our Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the SEC.

Name and address	Shares of Common Stock Beneficially Owned
	Number of Shares		Percentage of Class

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	16,407,114	(1)	11.3%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	12,991,667	(2)	9.0%

(1)

Based on a Schedule 13G/A Information Statement filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). The Schedule 13G/A reported that Vanguard has sole voting power as to 0 shares of our Common Stock, sole dispositive power as to 15,785,859 shares of our Common Stock, shared voting power as to 193,163 shares of our Common Stock and shared dispositive power as to 621,255 shares of our Common Stock.

(2)

Based on a Schedule 13G/A Information Statement filed with the SEC on January 25, 2024 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reported that BlackRock has sole voting power as to 11,940,928 shares of our Common Stock, sole dispositive power as to 12,991,667 shares of our Common Stock, shared voting power as to 0 shares of our Common Stock and shared dispositive power as to 0 shares of our Common Stock.

28 | Verisk 2025 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

Verisk 2025 Proxy Statement | 29

Executive Compensation

Overview

Introduction

This section discusses the overall compensation philosophy underlying our policies and decisions relating to the compensation of our named executive officers for 2024 (our “named executive officers” or “NEOs”). The information in this section describes the manner and context in which compensation is earned by and awarded to our NEOs and provides perspective on the tables and narrative that follow. Our NEOs for the 2024 fiscal year are:

Lee M. Shavel	President and Chief Executive Officer

Elizabeth D. Mann	Executive Vice President and Chief Financial Officer

Nick Daffan	Executive Vice President and Chief Information Officer

Kathy Card Beckles	Executive Vice President and Chief Legal Officer

Sunita Holzer	Executive Vice President and Chief Human Relations Officer

This section also presents key compensation decisions made during 2024 and a summary of our business performance supporting these decisions.

Overall Compensation Philosophy

Our compensation program aims to attract and retain highly skilled employees that are critical to the Company’s business objectives and create value for our shareholders. We expect that as the Company performs well, our employees will earn more and share in the results of that performance.

We rely heavily on innovation to drive organic growth, and the employees that we attract come from extremely competitive talent pools. We target total compensation, both fixed and variable, within a reasonable range of market median of our peers and the broader industries from where we source talent. We appreciate that specific talent considerations such as criticality, proficiency, supply in the market, and performance may warrant compensation outside of our target range.

We believe in a pay-for-performance culture that links funding for short-term and long-term incentive programs to Company performance measured against predetermined goals. Moreover, employee performance is considered in determining individual awards. Company performance objectives are rigorous but achievable.

To encourage sustainable, long-term growth and align our executives and critical employees with our shareholders’ interests we use equity-based incentives as a key component of our executive compensation program. Our equity compensation vests over three or four years, which aligns with the multi-year objectives used for the performance-vesting component of the program, promotes lasting value creation, and supports our retention needs given the competition we face for talent.

The mix and total target value of fixed and variable pay differ by level of seniority, with our most senior employees having a larger proportion of their total compensation opportunity at risk. For our senior executives we provide indirect elements of compensation, such as severance, benefits, and perquisites that are aligned to market levels to support attraction and retention.

All other compensation policies and practices reflect best practices in corporate governance and support a culture that manages compensation-related risks throughout the enterprise. Our compensation processes and incentive program design are intended to be fair and easy to understand so that employees and shareholders alike see how the decisions surrounding pay position us for long-term success.

Compensation Philosophy as It Applies to Our NEOs

All of the above statements apply to our philosophy for compensating our NEOs and other executive leaders. The primary customization for NEOs is to set a substantial percentage of their compensation in the form of long-term equity awards, so that their outcomes most closely mirror those of our shareholders. As seniority increases at Verisk, the percentage of compensation delivered in the form of equity increases.

30 | Verisk 2025 Proxy Statement

Executive Compensation

What We Paid in 2024 and Why

Key Business Performance Highlights

Our Company had another solid performance year in 2024, with revenue from continuing operations of $2,881.7 million, an increase of 7.5% compared to 2023, net income of $957.5 million, an increase of 55.9% compared to 2023, and adjusted EBITDA of $1,576.0 million, an increase of 9.9% compared to 2023. In addition to solid financial performance, we continued to strengthen our position as a leading data, analytics and technology provider serving clients in the insurance ecosystem while continuing to deliver value to shareholders through growth and returns.

Our share price continued to perform strongly, and we delivered 16.0%, 6.9% and 13.5% total annualized shareholder return, respectively, over the 1, 3 and 5-years ending December 31, 2024.

The table below summarizes the Company’s financial and stock price performance during 2024.

Metric ($ amounts in millions)

Revenue from continuing operations	$2,881.7

Net Income	$957.5

Adjusted EBITDA from continuing operations	$1,576.0

1-year TSR	16.0%

3-year annualized TSR	6.9%

5-year annualized TSR	13.5%

See Appendix A for a reconciliation of the non-GAAP measures discussed herein to the most directly comparable GAAP measure.

Key Compensation Decisions in 2024 for Our NEOs

During 2024, we made the following key compensation decisions for our NEOs:

•	Current CEO’s total direct compensation was set at $12,000,000, reflective of Mr. Shavel’s strong performance as CEO and which remained below the peer group median for 2024. Mr. Shavel’s total direct compensation for 2024 was comprised of (i) an annual base salary of $1,000,000 (which was increased by $75,000 from 2023), (ii) a target STI award of 150% of base salary (unchanged from 2023), and (iii) a LTI award of $9,500,000 (which was increased by $2,100,000 from 2023).

•	Annual short-term incentive (“STI”) awards to all our NEOs were made pursuant to our formulaic annual bonus program design (discussed further under “Annual STI Awards — 2024 STI Financial Metrics and Individual Target Amounts”) in order to align annual awards more closely and objectively to our business performance, consistent with prior years.
•	The STI performance metrics of Revenue and Adjusted EBITDA and the corresponding threshold, target and maximum performance levels remained aligned with achievability based on the Company’s annual budget for such performance year.

•	We maintained the mix of our long-term incentive (“LTI”) program awards granted to our NEOs as: (i) performance stock units that are based on the Company’s achievement of relative TSR as compared to the companies that comprise the S&P 500 Index at the beginning of the performance period (“Relative TSR PSUs”) (40%), (ii) performance stock units that are earned based on an incremental 3-year return-on-invested capital (“ROIC”) metric (“ROIC PSUs”) (20%), (iii) restricted stock awards (20%), and (iv) stock options (20%). We believe that our long-term incentive program and the current LTI award mix composition continues to strengthen the link between the compensation of our executives with shareholder value creation.

Verisk 2025 Proxy Statement | 31

Executive Compensation

2024 Say-on-Pay Results

In connection with our 2024 Annual Meeting, we received 94% shareholder “Say-on-Pay” approval in favor of the compensation for our NEOs for the 2023 performance year. Although this vote was advisory and therefore non-binding on the Company, the Board of Directors and the Talent Management and Compensation Committee carefully reviews and considers “Say-on-Pay” results and shareholder feedback when determining the size and design of NEO compensation packages, and is committed to continuing active engagement with shareholders to ensure their feedback is understood and considered.

Executive Compensation Program Highlights

Our primary focus for 2024 was to ensure that executive pay decisions were quantitative, transparent and performance-based in order to keep the incentives for our executives aligned with the interests of our shareholders. The following table describes the highlights of our executive compensation practices, each of which is described in more detail elsewhere in this Proxy Statement:

WHAT WE DO	WHAT WE DON’T DO

❖ Require our Talent Management and Compensation Committee to be comprised solely of independent board members	❖ Do not accelerate equity awards on a “single-trigger” basis

❖ Utilize an independent compensation consultant	❖ Do not provide excise tax gross-ups to our executive officers

❖ Employ rigorous goal setting tied to annual and multiyear targets for our NEOs	❖ Do not provide excessive perquisites and personal benefits

❖ Apply a primarily formulaic framework to determine our NEOs’ short-term incentive awards	❖ Do not allow for the repricing of stock options without our shareholders’ consent

❖ Establish target and maximum awards for our NEOs	❖ Do not provide employment agreements to our NEOs

❖ Implement and enforce a NASDAQ-compliant non-discretionary “clawback” policy which was expanded in 2024 to add Board discretion for “clawback” in the event of executive misconduct

❖ Maintain and enforce robust stock ownership and retention guidelines

❖ Prohibit our directors and employees, including our NEOs, from hedging or pledging Company securities

32 | Verisk 2025 Proxy Statement

Executive Compensation

Fiscal 2024 Executive Compensation Program

Role of Talent Management and Compensation Committee and Management

Our Talent Management and Compensation Committee is responsible for making decisions regarding the compensation of our executive officers, including our NEOs. Our Talent Management and Compensation Committee determines the compensation levels for our CEO and approves the compensation of our other NEOs based on the recommendations of our CEO. The CEO does not participate in deliberations regarding his own compensation. In addition, our Talent Management and Compensation Committee establishes and approves the financial goals for, and performance related to, the Company’s annual STI and LTI programs.

Role of Compensation Consultant

To ensure that our compensation program design, policies and practices remain competitive and in line with current market practice, our Talent Management and Compensation Committee has engaged FW Cook as its independent compensation consultant. In respect of 2024 compensation, the independent compensation consultant advised our Talent Management and Compensation Committee on various executive compensation matters including the target compensation levels for senior management. The independent compensation consultant’s advice is one of several inputs into our Talent Management and Compensation Committee’s decision-making process.

Benchmarking Peer Group

Our Talent Management and Compensation Committee has historically used a benchmarking peer group, as one of many factors, to inform pay decisions for our NEOs. The peer group below is reviewed annually by our Talent Management and Compensation Committee with the assistance of its independent compensation consultant and is comprised of companies in comparable industries to ours (focusing on information software and services companies) and within a size range comparable to ours (focusing on both revenue and market capitalization which are strongly correlated to target pay opportunities). Because the majority of our incentive compensation is provided in the form of equity awards and due to our historically high market capitalization to revenue ratio, our Talent Management and Compensation Committee focused heavily on the market capitalization comparison to peer group companies so that the resulting compensation data would accurately reflect the size and scope of our operations.

In 2024, our Talent Management and Compensation Committee reviewed the existing benchmarking peer group and approved the removal of Black Knight, which was acquired by Intercontinental Exchange, and the corresponding addition of Thomson Reuters. Accordingly, our Talent Management and Compensation Committee used the fourteen-company peer group noted in the table below to inform its decisions regarding senior executive base salary changes, target opportunities under our STI program and annual equity award values granted under our LTI program. The companies and their respective stock ticker symbols listed in the table below represent those with comparable revenue and market capitalizations to ours during and throughout 2024.

Clarivate (CLVT)	Gartner (IT)	MSCI (MSCI)

CoStar (CSGP)	Global Payments (GPN)	Nasdaq (NDAQ)

Equifax (EFX)	Intercontinental Exchange (ICE)	S&P Global (SPGI)

Fair Isaac (FICO)	Jack Henry & Associates (JKHY)	Thomson Reuters (TRI)

	Moody’s (MCO)	TransUnion (TRU)

At the time the peer group was approved in 2024, the median revenue (calculated as of the most recently reported four fiscal quarters as of June 30, 2024) and market capitalization (calculated as the twelve-month end average as of May 31, 2024) of our peer group was $5,662 million and $31,298 million, respectively, versus the Company’s revenue and market capitalization of $2,877 million and $34,065 million, respectively (calculated under the same time periods and methodology as the peer group).

When conducting its annual market competitive compensation review, the independent compensation consultant supplements the peer group proxy information with national, proprietary technology industry survey data. The survey data is intended to be representative of each executive’s revenue responsibility, inclusive of adjustments to reflect our Company’s high operating margins relative to comparable companies, and functional role within the Company.

Verisk 2025 Proxy Statement | 33

Executive Compensation

Summary of 2024 NEO STI and LTI Programs

The chart below summarizes the program features of our STI and LTI programs for our NEOs in 2024, which closely align these programs to our strategic objectives and shareholder interests.

		2024 Program	Rationale
STI	Company Financial Metrics	Revenue (40% weighting) Adjusted EBITDA (40% weighting)	Simple to communicate Aligns to strategic plan Requires year-over-year top-line growth
	Individual Awards	Primarily formulaic based on Company performance relative to pre-established threshold, target and maximum performance levels 20% weighting on individual performance

More transparent for employees and shareholders

Retains heavy weight on Company performance, but allows for differentiation for NEOs based on individual achievement

Primarily formulaic approach which is more consistent with market practice

LTI	Award Mix	40% Relative TSR PSUs, 20% ROIC PSUs, 20% stock options and 20% restricted stock	Includes a mix of time-vested (20%) and performance-based (80%) equity awards Balance absolute and relative stock price performance as well as capital allocation efficiency
	Performance Metrics	Relative TSR versus S&P 500 constituents, measured over a three-year period ROIC measured over a three-year period	Creates alignment with our shareholders’ interest in superior returns Promotes capital allocation discipline and provides a direct incentive to deliver value to shareholders

2024 NEO Pay Mix

We currently provide the following elements of compensation to our NEOs, each of which fulfills one or more of our compensation program objectives:

•	base salary;

•	short-term cash incentive awards;

•	long-term equity incentive awards; and

•	health, welfare and retirement plans.

The percentage of a Verisk employee’s compensation that is variable increases with seniority, because the decisions of more senior executives have a greater impact on our performance. We have designed our compensation programs so that at least a majority of each NEO’s compensation is variable rather than fixed.

Variable compensation for our NEOs consists of an annual cash payment pursuant to our STI program and a long-term equity incentive award pursuant to our LTI program. We believe the design of our compensation programs effectively encourages our senior managers, including our NEOs, to act in a manner that benefits the Company by creating long-term value for our shareholders. In evaluating NEO compensation awards, our Talent Management and Compensation Committee generally seeks to achieve compensation outcomes at market competitive levels, with differentiation by executive based on individual factors such as proficiency in role, tenure, criticality to the Company and scope of responsibility.

34 | Verisk 2025 Proxy Statement

Executive Compensation

Base Salary

We pay base salaries to attract, reward and retain senior executives in a competitive landscape. Each year, our Talent Management and Compensation Committee reviews the salaries of our NEOs and makes appropriate adjustments to maintain competitive market levels, which are based on the scope of responsibilities of each NEO. In addition, each year we perform our own internal analysis of prevailing market levels of salary for comparable positions. This analysis utilizes our general knowledge of the industry, information gained by our human resources professionals in the hiring and termination process and, when available, commercially prepared market surveys obtained by our human resources professionals. We also review our NEOs’ base salaries as a percentage of their total target compensation in light of the executive’s position and function.

Annual adjustments to base salaries are determined by our Talent Management and Compensation Committee (in the case of the CEO), and recommended by the CEO with the approval of our Talent Management and Compensation Committee (in the case of our other NEOs), based on the assessment of prevailing market compensation practices as described above, and based on the evaluation of individual performance factors.

In 2023, Mr. Shavel’s annual base salary was $925,000, which was below the median for CEOs of our benchmarking peer group and reflective of Mr. Shavel being a recently installed CEO. In 2024, Mr. Shavel’s base salary was increased to $1,000,000 which remained below the peer group median, and base salaries for continuing NEOs were modestly increased to maintain competitive market salary levels.

The table below sets forth the annual base salaries for our NEOs for the 2023 and 2024 fiscal years:

Named Executive Officer	2023 Base Salary ($)	2024 Base Salary ($)	Year-over-Year Increase (%)

Lee M. Shavel	$925,000	$1,000,000	8.1%

Elizabeth D. Mann	$650,000	$650,000	0%

Nick Daffan	$535,000	$545,000	1.9%

Kathy Card Beckles	$505,000	$525,000	4.0%

Sunita Holzer	$540,000	$550,000	1.9%

Annual STI Awards

2024 STI Financial Metrics and Individual Target Amounts

Our annual STI program is pay-for-performance driven, aligns with our communicated financial goals and seeks to provide clarity for our employees and shareholders. Consistent with prior years, the financial metrics that we chose for our 2024 STI program were revenue and adjusted EBITDA, because we believe that achieving revenue and EBITDA targets are the most important forms of performance and the best measure of our NEOs’ performance. Awards are paid out based on the achievement of pre-established threshold, target and maximum performance levels. As may be applicable, in calculating revenue and adjusted EBITDA, the Talent Management and Compensation Committee had discretion to eliminate the financial impact of certain items, including, among others, recent acquisitions and dispositions (including businesses held for sale), the cost of earn-out payments related to acquisitions, the effect of new accounting pronouncements, certain nonrecurring expenses and the impact of changes in foreign currency exchange rates. We believe the ability of the Talent

Management and Compensation Committee to make adjustments for these items is appropriate because we do not think our NEOs’ short-term incentive compensation should be impacted by events that do not reflect the underlying operating performance of the business. See Appendix A for a reconciliation of the non-GAAP measures discussed herein to the most directly comparable GAAP measure.

Payouts under the 2024 STI program were determined on a formulaic basis. In 2024, the Talent Management and Compensation Committee determined that each NEO’s STI award would continue to be based 40% on achievement of revenue amounts, 40% on adjusted EBITDA amounts and 20% on individual performance. The Talent Management and Compensation Committee believes this design promotes our pay-for-performance objectives by tying a portion of each NEO’s annual STI award to the accomplishment of individual pre-established operational, capital allocation and strategic goals set in advance by the Talent Management and Compensation Committee in addition to the attainment of Company financial performance objectives.

Verisk 2025 Proxy Statement | 35

Executive Compensation

In 2024 the Talent Management and Compensation Committee reduced the multiplier of the maximum performance level of the STI program from 200% to 150%. The following table sets forth the levels for each of our financial metrics, as well as the resulting performance multipliers (from 0% to 150%) that were applied to the individual NEO bonus award targets at each performance level, with linear interpolation applied between performance levels.

Performance Levels	Revenue ($M)		Adjusted EBITDA ($M)		Multiplier (as a % of target)

Below Threshold	< $	2,733	<$	1,493	0%

Threshold		$2,733		$1,493	50%

Target		$2,871		$1,572	100%

Maximum		$3,021		$1,650	150%

2024 STI Performance

Applying an adjustment as permitted under the terms of the STI program for contributions from the divested AER business as of the fourth quarter of 2024, and the impact of foreign currency exchange rate changes, for the 2024 NEO STI awards, the Talent Management and Compensation Committee determined that revenue was achieved at $2,870 million (for a funding factor of 100% of target) and that adjusted EBITDA was achieved at $1,572 million (for a funding factor of 100% of target), which produced an aggregate funding factor of 100% of target for the financial metrics achievement of the STI awards.

CEO 2024 STI Target

In 2024, the Talent Management and Compensation Committee established the CEO’s target STI award at 150% of his base salary (unchanged from 2023), or $1,500,000. In general, the view of the Talent Management and Compensation Committee is that progression in Mr. Shavel’s compensation package, and the total value of Mr. Shavel’s compensation package, should be tied to the progression of his equity awards (described below under “Annual LTI Awards”) and the performance of those awards in relation to the performance of Verisk’s stock.

CEO’s and Other NEOs’ 2024 STI Outcomes

For individual NEOs, the 2024 actual STI payouts calculated from the Company’s performance in relation to the performance grid described above resulted in a performance multiplier of 100% of each such NEO’s respective target STI award. However, 80% of the NEO’s STI award is formulaic and 20% is based on individual performance. For the portion of the STI award that is based on individual performance goals, our NEOs are expected to work collaboratively as a team, and large differentiation on this component of their annual STI award will be expected when there are notable examples of individual overperformance or underperformance.

For 2024, the individual performance portion of the STI award, which accounted for 20% of each NEO’s overall STI award, was achieved at 110% for Mr. Shavel, 100% for Ms. Mann, 100% for Mr. Daffan, 100% for Ms. Card Beckles, and 100% for Ms. Holzer. Accordingly, the Talent Management and Compensation Committee approved for the CEO, based on its evaluation of Mr. Shavel’s individual performance, and for each NEO, based on Mr. Shavel’s evaluation of each NEO’s individual performance and recommendation, the following amounts in respect of their 2024 STI awards:

Named Executive Officer	2024 Target STI (as a % of base salary)	2024 Target STI Amount ($)	2024 Actual STI Amount ($)	2024 Actual STI Amount (as a % of target)

Lee M. Shavel	150%	$1,500,000	$1,530,000	102%

Elizabeth D. Mann	125%	$812,500	$812,500	100%

Nick Daffan	125%	$681,250	$681,250	100%

Kathy Card Beckles	100%	$525,000	$525,000	100%

Sunita Holzer	100%	$550,000	$550,000	100%

Annual LTI Awards

2024 LTI Awards

In 2024, we maintained within the LTI award mix the previously introduced ROIC PSU awards and Relative TSR PSU awards as well as stock options and restricted stock awards, which promote executive retention while still aligning the interests of our NEOs with those of our shareholders.

We believe Relative TSR PSUs closely aligns our executives’ payments to shareholder returns, and rewards superior performance over companies with whom we compete for capital, while also retaining a retentive element through time-based vesting requirements. We believe the S&P 500 Index constituents are the appropriate comparator group for these awards because the index provides a sufficient number of

36 | Verisk 2025 Proxy Statement

Executive Compensation

comparator companies and represents the universe of companies with which the Company competes for investor capital.

Accordingly, the 2024 LTI award mix for our senior executives, including our NEOs, were: (i) Relative TSR PSUs (40%), (ii) ROIC PSUs (20%), (iii) restricted stock awards (20%), and (iv) stock options (20%). 2024 LTI awards were granted on January 15, 2024.

Each of the Relative TSR PSUs and ROIC PSUs vests over a three-year performance period, subject to the recipient’s continued service with our Company, with potential payouts ranging from 0% to 200% of target levels. Stock options and time-based restricted stock awards vest ratably on each of the first four anniversaries of the grant date subject to the recipient’s continued service with our Company.

The performance period for the Relative TSR PSUs and ROIC PSUs (collectively, the “PSUs”) granted in 2024 is January 1, 2024 through December 31, 2026. The following tables set forth the performance multiplier (from 0% to 200%) that will be applied to the target PSUs for each of the Relative TSR PSUs and the ROIC PSUs at the end of the performance period for each performance level, with linear interpolation applied between performance levels.

Performance Level	TSR Percentile Rank Relative to S&P 500 Index Constituents	Earned Relative TSR PSUs (as a % of target)

Below Threshold	< 25th percentile	0%

Threshold	25th percentile	50%

Target	Median	100%

Above Target	75th percentile	150%

Maximum	> 90th percentile	200%

Performance Level	Three-Year Incremental ROIC	Earned ROIC PSUs (as a % of target)

Below Threshold	< 8.0%	0%

Threshold	8.0%	50%

Target	12.0%	100%

Maximum	16.0% and above	200%

The size of the CEO’s and each of our NEO’s annual grant amount for the 2024 LTI awards was determined individually, benchmarking their positions against available market data.

Achievement and Payouts under 2022-2024 PSUs

In January 2025, the Talent Management and Compensation Committee measured the achievement of the Relative TSR PSUs and ROIC PSUs granted to our NEOs in 2022 upon the completion of the January 1, 2022 to December 31, 2024 performance period (which were subject to the same performance levels and multipliers as the 2024 Relative TSR PSUs and 2024 ROIC PSUs as described in the table above). The Talent Management and Compensation Committee determined that (i) for the 2022 TSR PSUs the relative TSR performance metric was achieved at the 61.49th percentile, resulting in a payout of 122.98% of target to each of our NEOs in the form of shares of Common Stock, and (ii) for the 2022 ROIC PSUs the Incremental ROIC metric for the performance period was 19.0% which is achievement at the maximum performance level, resulting in a payout of 200% of target to each of our NEOs in the form of shares of Common Stock. See the 2024 Option Exercises and Stock and PSUs Vested table contained in this CD&A section for the number of shares acquired and value realized upon the vesting of the 2022 PSU awards for each applicable NEO.

Design of 2025 PSUs

In 2024, the Talent Management and Compensation Committee modified the design of the 2025 ROIC PSUs granted on January 15, 2025 for the January 1, 2025 through December 31, 2027 performance period. The ROIC performance metric was shifted away from an incremental ROIC growth percentage-based metric to a 3-year average absolute ROIC metric that is derived from the multi-year financial plan submitted by Company management to the Board annually. The purpose of the modification was to provide greater transparency through a simpler benchmark calculation with a capital allocation focus that aligns Company management incentive and decision-making around large M&A opportunities.

Verisk 2025 Proxy Statement | 37

Executive Compensation

Health, Welfare and Retirement Plans

We offer standard health and welfare benefit programs including medical, dental, life, accident and disability insurance, to which we make contributions as a percentage of the associated costs. These benefits are available to substantially all of our employees and the percentage of the Company’s contribution is the same for all.

Our tax-qualified retirement plans during 2024 included:

•	a combined 401(k) Savings Plan and ESOP,

•	a defined benefit pension plan with (i) a traditional final pay formula applicable to employees who were 49 years old with 15 years of service as of January 1, 2002, and (ii) a cash balance formula applicable to other employees hired prior to March 1, 2005 (effective February 29, 2012, the Company implemented a “hard freeze” of such benefits under the pension plan), and

•	a profit-sharing plan (as a component of the 401(k) Savings Plan), which is available to employees hired on or after March 1, 2005 (the Company did not make any contribution during 2024).

Our nonqualified retirement plans include a supplemental pension and a supplemental savings plan for highly compensated employees, including our NEOs. The combined 401(k) Savings Plan and ESOP and the pension/profit sharing plans are broad-based plans available to substantially all of our employees, including our NEOs. The supplemental retirement plans are offered to our highly paid employees, including our NEOs, to restore to them amounts to which they would be entitled under our tax-qualified plans but which they are precluded from receiving under those plans by Internal Revenue Service limits. The supplemental retirement plans are unsecured obligations of the Company. Effective February 29, 2012, the Company implemented a “hard freeze” of the benefits under the supplemental pension plan.

We established our ESOP at the time we converted from not-for-profit to for-profit status, in order to foster an ownership culture in the Company and to strengthen the link between compensation and value created for shareholders. This plan has enabled our employees to hold an ownership interest in the Company as well as provide a stock vehicle for Company matching contributions to our 401(k) and profit-sharing plans, which has allowed employees to monitor directly, and profit from, the increasing value of our stock.

Executive Severance Plan and Employment Agreements

In March 2022, the Talent Management and Compensation Committee adopted the Verisk Analytics, Inc. Senior Executive

Severance Benefits Plan (the “Executive Severance Plan”). The purpose of the Executive Severance Plan is to provide severance pay benefits to eligible senior executives of the Company, which includes our NEOs, whose employment with the Company is terminated involuntarily under the conditions described in the Executive Severance Plan. We believe that these arrangements provide the proper retentive incentives for executives the Company has made significant investments in while also providing a uniform baseline and process for future executive departures. For information about the provisions of the Executive Severance Plan as they apply to our NEOs, please see “Potential Payments upon Termination or Change in Control.” We have not entered into any other type of employment or severance agreement with any of our NEOs.

Policies and Practices

Executive Stock Ownership Guidelines

Our Talent Management and Compensation Committee has adopted strict minimum equity holding requirements applicable to our executive officers, including our NEOs, as a multiple of their base salary, to further align their long-term interests with those of our shareholders. Our CEO is required to hold stock with a value of at least six times his annual base salary. NEOs other than the CEO are required to hold stock with a value of at least three times their respective annual base salary. If any of our NEOs have not met this ownership level, he or she is required to retain 50% of the after-tax value of stock acquired upon the vesting of restricted stock awards, PSUs or a stock option exercise. The “in-the-money” value of vested and unvested stock options, unvested restricted stock and unvested PSUs held by the NEO is not included in determining compliance with the stock ownership requirement. The value of vested Company stock held by NEOs in their respective 401(k) accounts or ESOP accounts is included in determining compliance with the stock ownership requirement.

Mr. Shavel currently holds stock with a value in excess of the six times base salary requirement for the CEO. Ms. Mann and Mr. Daffan each currently holds stock with a value in excess of the three times base salary requirement for other NEOs. Ms. Card Beckles, appointed as Executive Vice President and Chief Legal Officer in April 2021, and Ms. Holzer, appointed as Executive Vice President and Chief Human Relations Officer in August 2021, each currently does not yet hold stock with a value in excess of the three times base salary requirement, but each has complied with the requirement to retain 50% of the after-tax value of stock acquired upon the vesting of restricted stock awards or stock option exercises since the date she was appointed an executive officer.

38 | Verisk 2025 Proxy Statement

Executive Compensation

Clawback Policy

As of December 2024, the Board expanded, beyond the SEC and Nasdaq requirements, the Verisk Analytics, Inc. Financial Statement Compensation Recoupment Policy that was adopted and initially made effective in December 2023 in accordance with SEC and Nasdaq rules (the “Clawback Policy”), the intent of which was to reinforce the Company’s culture of ethical conduct by establishing the appropriate tone at the top. The Clawback Policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws and also provides the Board with discretionary authority to recoup certain executive compensation in the event of detrimental conduct (as defined the Clawback Policy) by certain executives in accordance with the terms and conditions set forth therein. The Clawback Policy is intended to comply with, and expand beyond, the requirements of Section 10D of the Exchange Act and Nasdaq Listing Rule 5608.

The Clawback Policy, in the event of a financial restatement, applies to all current and former Section 16 officers of the Company who served during the three fiscal years completed immediately preceding the earlier of (i) the date the Board or a Committee of the Board concludes, or reasonably should have concluded, that the Company is required to prepare a financial restatement, or (ii) the date a court or regulator causes the Company to prepare a financial restatement (the “Recoupment Trigger Date”). Recoverable compensation under the Clawback Policy covers incentive compensation (a) based on “financial reporting measures,” which includes (i) measures determined and presented in accordance with accounting principles used to prepare financial statements and measures derived wholly or in part from such measures, (ii) stock price and (iii) TSR, and (b) determined based on goals attained in any of the three completed fiscal years, beginning with fiscal year 2023, preceding the Recoupment Trigger Date. Recoverable amounts under the Clawback Policy are calculated on a pre-tax basis as the excess of what was paid and what would have been paid had such payout been calculated based on the restated financial information and for compensation based on TSR or stock price, the excess must be calculated based on a reasonable estimate of the impact of such restatement on TSR or stock price.

Recovery under the Clawback Policy in the event of a financial restatement is mandatory with no Board discretion permitted and no employee misconduct required.

The Clawback Policy, in the event of detrimental conduct absent a financial restatement, applies to any member of the Senior Operating Committee of the Company as designated by the Chief Executive Officer of the Company from time to time. In the event a covered executive engages in detrimental conduct that, in the sole discretion of the Talent Management and Compensation Committee, is likely to cause or has caused material financial, operational or reputational harm to the Company, including conduct that subjects the Company to liability by any governmental authority, the Company may recover covered compensation received by the covered executive during and after the period in which such detrimental conduct occurred. Actual detrimental conduct must have occurred within the three years preceding the date on which the Talent Management and Compensation Committee determines that detrimental conduct has occurred. The Committee in its sole discretion shall determine the amount of the covered compensation to be recovered, up to and based upon the covered executive’s relative degree of fault or involvement, the impact of the conduct on the Company, the magnitude of any loss caused and any other relevant facts and circumstances that the Talent Management and Compensation Committee may consider. Recoverable compensation includes any incentive compensation (including, for the avoidance of doubt, any cash or equity or equity-based compensation, whether deferred or current), including without limitation, any bonus, short-term incentive award or amount, long-term incentive award or amount, including any equity-based awards, including those awards that vest solely based on continued service of the covered executive, such as time-based restricted share awards and options.

Verisk 2025 Proxy Statement | 39

Executive Compensation

Anti-Hedging and Pledging Policies
The Company prohibits its
non-employee
directors and all employees, including its NEOs, from pledging Company securities, hedging Company securities, selling short or trading options or futures in Company securities, or purchasing Company securities on margin or holding Company securities in a margin account.
Tax and Accounting Considerations
Our Talent Management and Compensation Committee takes into consideration the accounting and tax implications of our compensation and benefit programs, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code (the “Code”).
Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies to certain executive officers to $1 million.
In the exercise of its business judgment, and in accordance with its compensation philosophy, our Talent Management and Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests.
Insider Trading Policies and Procedures
The Company has insider trading policies and procedures that govern the purchase, sale, and other dispositions of its securities by directors, officers, and employees. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of the policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Equity Grant Processes and Timing
The Talent Management and Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), and the Company does not time the release of MNPI based upon grant dates of equity. In the event MNPI becomes known to the Talent Management and Compensation Committee before granting an equity award, the Talent Management and Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.
Equity awards granted to our NEOs in the form of annual LTI awards typically have a January 15 grant date, and such awards are generally approved by the Talent Management and Compensation Committee at its regularly scheduled meeting held in December of the prior year. The Talent Management and Compensation Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of MNPI regarding the Company. The Talent Management and Compensation Committee may make an award with an effective date in the future, including awards contingent on commencement of employment or some other subsequent event, or may act by unanimous written consent on the date of such an event when the proposed issuances have been reviewed by the Talent Management and Compensation Committee prior to the date of the event.
During fiscal 2024, the Company did not grant equity awards to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form
10-Q
or Form
10-K,
or the filing or furnishing of any Company current report on Form
8-K
that disclosed any MNPI.

40 | Verisk 2025 Proxy Statement

Executive Compensation

Risk Assessment Regarding Compensation Policies and Practices

When reviewing our compensation programs and approving awards under them, the Talent Management and Compensation Committee considers the potential risks associated with these policies and practices. We selected revenue and adjusted EBITDA achievement as the primary criteria for the funding of the aggregate STI award pool in 2024 because we believe that achieving revenue and EBITDA targets are the most important forms of Company performance and the best measure of our employees’ performance. We believe these financial metrics appropriately align the interests of management with those of our shareholders, while providing an appropriate balance of risk and reward that does not encourage excessive or unnecessary risk-taking behavior. In furtherance of the Talent Management and Compensation Committee’s responsibility to determine the presence and magnitude of any compensation-related risk, in 2024 the Talent Management and Compensation Committee engaged FW Cook, as independent compensation consultant, to review the Company’s annual and long-term incentive program mechanics relative to a list of standard compensation risk factors. As part of the 2024 compensation risk assessment process, the independent compensation consultant also reviewed an inventory of incentive and commission arrangements below the executive level and discussed overall plan and program design, oversight and administration with management. The Compensation Risk Assessment Report delivered by the independent compensation consultant to the Talent Management and Compensation Committee came to the conclusion that the Company’s executive compensation program does not create risks that are likely to have a material adverse impact on the Company.

In reaching this determination we and the independent compensation consultant also considered the following attributes of our programs:

•	balance between annual and longer-term performance opportunities and absolute and relative performance metrics;

•	alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable but ambitious performance results;

•	since 2018, using a combination of 10-year stock options, restricted stock awards and PSUs, all of which vest over time;

•	absolute and relative metrics have been incorporated into our PSU program allowing for the Company’s balance sheet and cost of capital to directly influence compensation outcomes, and therefore providing further balance;

•	generally providing senior executives with long-term equity-based compensation on an annual basis, as we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

•	stock ownership guidelines that are reasonable and align the interests of the executive officers with those of our shareholders, which discourages executive officers from focusing on short-term results without regard for longer-term consequences; and

•	a Nasdaq-compliant “clawback” policy that provides for the non-discretionary recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws and discretionary recoupment for executive misconduct.

Talent Management and Compensation Committee Report

We, the Talent Management and Compensation Committee of the Board of Directors of Verisk Analytics, Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on our review and discussions, the Talent Management and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC.

Respectfully submitted,

Jeffrey Dailey (Chair)

Vincent K. Brooks

Gregory Hendrick

Wendy Lane

Verisk 2025 Proxy Statement | 41

Executive Compensation

Executive Compensation and Benefits

The following table sets forth information concerning the compensation paid to and earned by the Company’s NEOs for the years ended December 31, 2022, 2023 and 2024.

2024 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Lee M. Shavel(4)	2024	1,000,000		7,600,135		1,899,792		1,530,000		—	44,800	(5)	12,074,727
President and Chief Executive Officer	2023	925,000		5,919,999		1,480,011		2,004,000		—	37,556	(6)	10,366,566
	2022	806,499	(7)	6,420,689	(8)	1,105,324	(9)	1,138,863	(10)	—	25,966	(11)	9,497,341

Elizabeth D. Mann(12)	2024	650,000		2,399,824		600,128		812,500		—	46,419	(13)	4,508,871
Executive Vice President and Chief Financial Officer	2023	650,000		1,599,974		400,024		1,101,000		—	31,499	(14)	3,782,496
	2022	192,329	(15)	2,999,964	(16)	—		633,646	(17)	—	17,400	(18)	3,843,339

Nick Daffan	2024	545,000		1,480,074		369,922		681,250		—	27,623	(19)	3,103,868
Executive Vice President and Chief Information Officer	2023	535,000		1,440,070		359,916		906,000		—	27,045	(20)	3,268,031
	2022	525,000		1,411,164		352,836		626,719		—	26,975	(21)	2,942,694

Kathy Card Beckles	2024	525,000		1,220,058		304,949		525,000		10,706	30,027	(22)	2,615,741
Executive Vice President and Chief Legal Officer	2023	505,000		1,200,004		300,018		684,000		2,028	23,734	(23)	2,714,783
	2022	500,000		1,200,058		299,942		467,500		—	19,062	(24)	2,486,562

Sunita Holzer(25)	2024	550,000		1,039,968		259,997		550,000		—	27,024	(26)	2,426,988
Executive Vice President and Chief Human Relations Officer	2023	540,000		999,903		250,086		786,000		—	24,062	(27)	2,600,052

(1)

This column represents the aggregate grant date fair value of (i) restricted stock awards granted in the relevant year, valued at the grant date based on the closing price of the Company’s Common Stock, and (ii) PSU awards granted in the relevant year, valued at the grant date based on the probable outcome of the performance conditions, in each case computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in this column see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2024. The actual number of PSUs earned (0% up to the maximum level of 200%) (i) for the Relative TSR PSUs depends on the Company’s future total shareholder return performance compared to companies that comprise the S&P 500 Index over the three-year performance period, and (ii) for the ROIC PSUs depends on the Company’s 3-year incremental return-on-invested capital. The values of each NEO’s 2024 PSU award as of the grant date, assuming maximum achievement of the performance conditions are: Mr. Shavel: $11,400,112; Ms. Mann: $3,599,697; Mr. Daffan: $2,220,006; Ms. Card Beckles: $1,830,197; and Ms. Holzer: $1,559,988.

(2)

This column represents the aggregate grant date fair value of stock option awards granted in the relevant year, computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards columns, see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)	The amounts in this column are cash incentive awards earned and paid under the STI program in respect of performance for the years ended December 31, 2022, 2023 and 2024, as applicable.
(4)	Mr. Shavel was promoted to the role of Chief Executive Officer on May 25, 2022 and previously served as our Group President and Chief Financial Officer.

42 | Verisk 2025 Proxy Statement

Executive Compensation

(5)	Amount includes a 401(k) Savings Plan matching contribution of $20,700.
(6)	Amount includes a 401(k) Savings Plan matching contribution of $19,800.
(7)	Mr. Shavel’s base salary was increased from $663,000 to $900,000 upon his promotion to Chief Executive Officer on May 25, 2022.
(8)

Amount includes (i) a restricted stock award with a grant date value of $567,200, (ii) a Relative TSR PSU award with a grant date value of $1,134,400, and (iii) a ROIC PSU award with a grant date value of $567,200, each of which was granted to Mr. Shavel upon his promotion to CEO in 2022 as part of a one-time top-up LTI award. Amount also includes a one-time Relative TSR PSU award with a grant date value of $2,000,000 which will be payable only upon the achievement by the Company of a relative TSR at or above the 65th percentile as compared to the companies that comprise the S&P 500 Index over a three-year performance period.

(9)	Amount includes an option award with a grant date value of $567,200 that was granted to Mr. Shavel upon his promotion to CEO in 2022 as part of a one-time top-up LTI award.
(10)

Mr. Shavel’s total 2022 STI award reflects an increase of his target from 125% to 150% of his then in-effect annual base salary, prorated for the remaining portion of the 2022 performance year during which Mr. Shavel served as CEO.

(11)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(12)	Ms. Mann commenced her employment and was appointed Chief Financial Officer on September 15, 2022 and qualified as a Named Executive Officer for the 2022 fiscal year.
(13)	Amount includes a 401(k) Savings Plan matching contribution of $20,700.
(14)	Amount includes a 401(k) Savings Plan matching contribution of $19,800.
(15)	Amount represents prorated 2022 annual base salary of $650,000.
(16)

Amount represents a one-time restricted stock award with a grant date value of $2,999,964 granted to Ms. Mann in connection with her appointment as our CFO that vested in two equal installments on the first and second anniversaries of the October 1, 2022 grant date pursuant to Ms. Mann’s employment offer letter.

(17)

Amount represents guaranteed STI award of $375,000 pursuant to Ms. Mann’s employment offer letter in recognition of the economic value Ms. Mann forfeited under her previous employer’s STI program, plus a prorated STI award for the portion of the 2022 performance year Ms. Mann was employed with the Company and was determined subject to the achievement of Company financial metrics and individual performance.

(18)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(19)	Amount includes a 401(k) Savings Plan matching contribution of $20,700.
(20)	Amount includes a 401(k) Savings Plan matching contribution of $19,800.
(21)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(22)	Amount includes a 401(k) Savings Plan matching contribution of $20,700.
(23)	Amount includes a 401(k) Savings Plan matching contribution of $19,800.
(24)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(25)	Ms. Holzer qualified as a Named Executive Officer for the first time for the 2023 fiscal year upon determination by the Board.
(26)	Amount includes a 401(k) Savings Plan matching contribution of $20,700.
(27)	Amount includes a 401(k) Savings Plan matching contribution of $19,800.

Verisk 2025 Proxy Statement | 43

Executive Compensation

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to the NEOs during the Company’s fiscal year ended December 31, 2024.

2024 GRANTS OF PLAN BASED AWARDS

Name	Grant Date(1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lee M. Shavel	January 15, 2024		—	—	—	—	—	—	—	35,585	236.77	1,899,792
	January 15, 2024		—	—	—	—	—	—	8,025	—	—	1,900,079
	February 13, 2024		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2024	(4)	—	—	—	6,705	13,409	26,818	—	—	—	3,799,977
	January 15, 2024	(5)	—	—	—	4,013	8,025	16,050	—	—	—	1,900,079

Elizabeth D. Mann	January 15, 2024		—	—	—	—	—	—	—	11,241	236.77	600,128
	January 15, 2024		—	—	—	—	—	—	2,534	—	—	599,975
	February 13, 2024		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2024	(4)	—	—	—	2,117	4,234	8,468	—	—	—	1,199,873
	January 15, 2024	(5)	—	—	—	1,267	2,534	5,068	—	—	—	599,975

Nick Daffan	January 15, 2024		—	—	—	—	—	—	—	6,929	236.77	369,922
	January 15, 2024		—	—	—	—	—	—	1,563	—	—	370,072
	February 13, 2024		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2024	(4)	—	—	—	1,306	2,611	5,222	—	—	—	739,931
	January 15, 2024	(5)	—	—	—	782	1,563	3,126	—	—	—	370,072

Kathy Card Beckles	January 15, 2024		—	—	—	—	—	—	—	5,712	236.77	304,949
	January 15, 2024		—	—	—	—	—	—	1,288	—	—	304,960
	February 13, 2024		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2024	(4)	—	—	—	1,077	2,153	4,306	—	—	—	610,139
	January 15, 2024	(5)	—	—	—	644	1,288	2,576	—	—	—	304,960

Sunita Holzer	January 15, 2024		—	—	—	—	—	—	—	4,870	236.77	259,997
	January 15, 2024		—	—	—	—	—	—	1,098	—	—	259,973
	February 13, 2024		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2024	(4)	—	—	—	918	1,835	3,670	—	—	—	520,021
	January 15, 2024	(5)				549	1,098	2,196	—	—	—	259,973

(1)

The equity incentive awards reflected in this table were approved by the Talent Management and Compensation Committee on December 18, 2023 and the non-equity incentive awards reflected in this table were approved by the Talent Management and Compensation Committee on February 13, 2024.

(2)

This column represents the aggregate grant date fair value of the following awards granted in the relevant year under the 2021 Equity Incentive Plan in accordance with ASC Subtopic 718, excluding forfeiture estimates, to the extent applicable: (i) restricted stock awards and stock option awards, valued at the closing price of the Company’s Common Stock on the applicable grant date, and (ii) PSU awards, valued based on the probable outcome of the performance conditions as of the grant date. For a discussion of the assumptions used to calculate the amounts shown in this column see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)

As described in the “Compensation Discussion and Analysis,” our NEOs are eligible for an annual incentive compensation cash award under our STI program, which will be paid out based on the achievement of pre-established threshold, target and maximum performance levels. For additional details regarding the NEO STI program, including the relevant performance factors for 2024, see “Compensation Discussion and Analysis — Annual STI Awards — 2024 STI Financial Metrics and Individual Target Amounts” and “Compensation Discussion and Analysis — Summary of 2024 NEO STI and LTI Programs.” For the actual amounts of cash incentive awards paid to each of our NEOs under our STI program in respect of performance for 2024, see the “Non-Equity Incentive Plan Compensation” column of our 2024 Summary Compensation Table.

(4)	Represents grant of Relative TSR PSUs.
(5)	Represents grant of ROIC PSUs.

44 | Verisk 2025 Proxy Statement

Executive Compensation

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, unvested restricted stock and unvested PSUs held by our NEOs as of the end of the Company’s fiscal year ended 2024 based on a market value of $275.43 per share (our closing market price on December 31, 2024).

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Option Awards(1)				Stock Awards(2)
Name	Date of Award Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Lee M. Shavel	4/1/2018		17,674	—	104.00	4/1/2028	—	—	—	—

	4/1/2019		18,227	—	134.24	4/1/2029	—	—	—	—

	1/15/2020		18,881	—	158.65	1/15/2030	—	—	—	—

	1/15/2021		13,750	4,584	190.02	1/15/2031	843	232,187	—	—

	1/15/2022		6,378	6,379	198.15	1/15/2032	1,358	374,034	—	—
	1/15/2022		—	—	—	—	—	—	4,010	1,104,337

	5/25/2022		6,917	6,917	170.72	5/25/2032	1,661	457,489	—	—

	5/25/2022		—	—	—	—	—	—	4,495	1,237,920

	5/25/2022	(4)	—	—	—	—	—	—	27,457	7,562,482

	1/15/2023		7,758	23,276	183.95	1/15/2033	6,034	1,661,945	—	—

	1/15/2023		—	—	—	—	—	—	10,430	2,872,597

	1/15/2024		—	35,585	236.77	1/15/2034	8,025	2,210,326	—	—
	1/15/2024		—	—	—	—	—	—	10,717	2,951,783
Elizabeth D. Mann	1/15/2023		2,097	6,291	183.95	1/15/2033	1,632	449,502	—	—
	1/15/2023		—	—	—	—	—	—	2,819	776,299
	1/15/2024		—	11,241	236.77	1/15/2034	2,534	697,940	—	—
	1/15/2024		—	—	—	—	—	—	3,384	932,055
Nick Daffan	4/1/2018		16,496	—	104.00	4/1/2028	—	—	—	—

	7/1/2018		11,295	—	107.64	7/1/2028	—	—	—	—

	4/1/2019		15,619	—	134.24	4/1/2029	—	—	—	—

	1/15/2020		15,541	—	158.65	1/15/2030	—	—	—	—

	1/15/2021		9,020	3,007	190.02	1/15/2031	553	152,313	—	—

	1/15/2022		4,182	4,183	198.15	1/15/2032	890	245,133	—	—

	1/15/2022		—	—	—	—	—	—	2,630	724,243

	1/15/2023		1,886	5,661	183.95	1/15/2033	1,468	404,331	—	—

	1/15/2023		—	—	—	—	—	—	2,537	698,766

	1/15/2024		—	6,929	236.77	1/15/2034	1,563	430,497	—	—
	1/15/2024		—	—	—	—	—	—	2,087	574,822
Kathy Card Beckles	7/1/2021		—	—	—	—	1,386	381,746	—	—

	1/15/2022		3,555	3,556	198.15	1/15/2032	757	208,501	—	—

	1/15/2022		—	—	—	—	—	—	2,236	615,861

	1/15/2023		1,572	4,719	183.95	1/15/2033	1,224	337,126	—	—

	1/15/2023		—	—	—	—	—	—	2,114	582,259

	1/15/2024		—	5,712	236.77	1/15/2034	1,288	354,754	—	—
	1/15/2024		—	—	—	—	—	—	1,721	473,877
Sunita Holzer	10/1/2021		—	—	—	—	1,250	344,288	—	—

	1/15/2022		2,846	2,847	198.15	1/15/2032	606	166,911	—	—

	1/15/2022		—	—	—	—	—	—	1,789	492,607

	1/15/2023		1,311	3,933	183.95	1/15/2033	1,020	280,939	—	—

	1/15/2023		—	—	—	—	—	—	1,762	485,170

	1/15/2024		—	4,870	236.77	1/15/2034	1,098	302,422	—	—
	1/15/2024		—	—	—	—	—	—	1,467	403,918

(1)	The right to exercise stock options vests ratably on the first, second, third and fourth anniversaries of the date of grant.
(2)

The stock awards shown in these columns are restricted stock awards that vest ratably on the first, second, third and fourth anniversaries of the date of grant unless otherwise stated. The PSUs shown in these columns are scheduled to vest on December 31 of the third year of the

Verisk 2025 Proxy Statement | 45

Executive Compensation

award’s respective performance period which for (a) the Relative TSR PSUs are based on the achievement of the Company’s total shareholder return performance compared to companies that comprise the S&P 500 Index over such three-year performance period, and (b) for incremental ROIC PSUs are based on the incremental return-on-invested capital over such three-year performance period.
(3)	The number of unvested PSUs reported in this column reflects achievement of threshold performance goals unless otherwise noted.
(4)

Represents a one-time Relative TSR PSU award with a grant date value of $2,000,000 which will be payable only upon the achievement by the Company of a relative total shareholder return at or above the 65th percentile as compared to the companies that comprise the S&P 500 Index over a three-year performance period. Since the payout of this one-time Relative TSR PSU award is binary (0% or 100% payout), the number of unvested PSUs reported in this column reflects achievement of the performance goal resulting in the vesting of 100% of the award in shares of Common Stock.

Option Exercises and Stock and PSUs Vested

The following table sets forth information concerning each exercise of stock options and vesting of restricted stock and PSUs for the NEOs during 2024. Restricted stock awards vest in four equal installments on the first, second, third and four anniversaries of their grant date. PSUs granted in 2022 had a three-year performance period, and such awards vested on December 31, 2024 and were settled and issued in the form of shares in January 2025.

2024 OPTION EXERCISES AND STOCK AND PSUS VESTED

	Option Awards		Stock Awards		PSUs

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Lee M. Shavel	—	—	5,122	1,225,043	12,184	3,355,839

Elizabeth D. Mann	—	—	9,339	2,491,348	—	—

Nick Daffan	11,480	1,812,388	2,111	499,821	7,989	2,200,410

Kathy Card Beckles	—	—	2,172	557,702	6,794	1,871,271

Sunita Holzer	—	—	1,892	487,781	5,434	1,496,687

Pension Plans

The following table sets forth information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement.

Eligible employees hired prior to March 1, 2005 participate in the Pension Plan for Insurance Organizations, or PPIO, a multiple-employer pension plan in which we participate. The PPIO provides a traditional final pay formula pension benefit, payable as an annuity, to employees who were 49 years old with 15 years of service as of January 1, 2002. Effective January 1, 2002, this formula benefit was frozen for all eligible employees. Effective January 1, 2002, a cash balance pension benefit, also payable as an annuity, was established under the

PPIO. Employees hired prior to January 1, 2002 receive their frozen traditional benefit as well as their cash balance benefit. Employees hired from January 1, 2002 to March 1, 2005 receive only the cash balance benefit. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the PPIO. Accordingly, after February 29, 2012 benefits under the PPIO will no longer increase as the result of new compensation earned or continued service. The Supplemental Cash Balance Plan, or the Supplemental Plan, provides a benefit to which the participant would be entitled under the PPIO but which is subject to caps imposed by IRS regulations. Employees hired on or after March 1, 2005 were not eligible to participate in the PPIO or the Supplemental Plan. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the Supplemental Plan.

2024 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Lee M. Shavel	N/A	N/A	N/A	N/A

Elizabeth D. Mann	N/A	N/A	N/A	N/A

Nick Daffan	N/A	N/A	N/A	N/A

Kathy Card Beckles	N/A	N/A	N/A	N/A

Sunita Holzer	N/A	N/A	N/A	N/A

46 | Verisk 2025 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation Table

Certain highly compensated employees, including our NEOs, are eligible to participate in the Supplemental Executive Retirement Savings Plan (the “Top Hat Plan”). The Top Hat Plan allows participants to elect to defer compensation on a non-tax qualified basis and provides a vehicle for the Company to provide, on a non-tax qualified basis, matching contributions that could not be made on the participants’ behalf to the tax-qualified 401(k) Savings Plan due to limits imposed by IRS regulations. The deferred amounts are notionally invested in the same investment options selected by the participant under the 401(k) Savings Plan. Participants elect to receive payment at termination of employment or some other future date. See the “Compensation Discussion and Analysis — Health, Welfare and Retirement Plans” section of this Proxy Statement for additional information.

The following table sets forth information with respect to the Top Hat Plan.

2024 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings/ (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Lee M. Shavel	—	—	—	—	—

Elizabeth D. Mann	—	—	—	—	—

Nick Daffan	—	—	—	—	—

Kathy Card Beckles	9,188	—	1,519	—	23,449

Sunita Holzer	—	—	—	—	—

(1)	All amounts shown are also included in the 2024 Summary Compensation table in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column.

Potential Payments Upon Termination or Change in Control

Below is a description of the arrangements in place applicable to the NEOs relating to payments upon termination or change in control, other than severance payments upon termination (other than for cause) available to all salaried employees.

In March 2022, the Talent Management and Compensation Committee adopted the Executive Severance Plan. The purpose of the Executive Severance Plan is to provide severance pay benefits to eligible senior executives of the Company, which includes our NEOs, whose employment with the Company is terminated involuntarily under the conditions described therein.

Upon a qualifying termination, which is defined as (i) an involuntary termination of the eligible executive by the Company without Cause (as defined in the Executive Severance Plan) (whether or not in connection with a change in control), (ii) a resignation of employment by the eligible executive for Good Reason (as defined in the Executive Severance Plan) during the two year period following a Change in Control (as defined in the Executive Severance Plan), or (iii) resignation of employment by the eligible executive (whether or not in connection with a change of control), following the provision of 60 days’ prior notice and an opportunity for the Company to cure, as a result of (a) a material adverse reduction in the eligible executive’s base salary, (b) a material adverse reduction in responsibilities, duties, or authority; or (c) the material relocation of the eligible executive’s principal place of employment by more than 40 miles from the eligible executive’s principal place of employment, if such relocation materially increases the executive’s commute, eligible executives shall be eligible to receive the following benefits:

(1)	Severance:

•	for the Chief Executive Officer, a severance payment equal to twenty-four (24) months of salary at then-current base pay (paid in a one-time, lump sum amount, less lawful deductions)

•	for all other eligible executives, a severance payment equal to eighteen (18) months of salary at then-current base pay (paid in a one-time, lump sum amount, less lawful deductions)

(2)	Bonus:

•	for the Chief Executive Officer, two times (2x) target STI award payment for the applicable year of termination (paid in a one-time, lump sum amount, less lawful deductions)

•	for all other eligible executives, one and one-half times (1.5x) target STI award payment for the applicable year of termination (paid in a one-time, lump sum amount, less lawful deductions)

Verisk 2025 Proxy Statement | 47

Executive Compensation

(3)

Health Benefits: for all eligible executives, payment by the Company for up to eighteen (18) months of the employer-portion of any COBRA premium payments (subject to the eligible executive’s timely election of continuation coverage under COBRA and provided the eligible executive remains responsible for the employee portion in the same amount they would have paid/contributed as an active employee), and

(4)

Equity: for all eligible executives, the acceleration and vesting at the date of a qualified termination of (x) the prorated portion of the eligible executive’s unvested time-based equity awards (non-qualified stock options and restricted stock awards) at the date of a qualified termination, based upon the number of months of service prior to the qualified termination date (taking into account any previously vested portion of the applicable award), and (y) the prorated portion of the eligible executive’s unvested PSUs at the date of a qualified termination, based upon the number of months of service prior to the qualified termination date (and which for purposes of calculation such awards’ performance level will be set at “Target”).

(5)	Outplacement: for all eligible executives, a one-time lump sum payment of $50,000, less lawful deductions and withholdings, for outplacement assistance services.

The Executive Severance Plan does not provide for any “single-trigger” severance payments or acceleration of equity awards solely upon a change in control of the Company. The Executive Severance Plan replaced and superseded all prior plans, programs, understandings and arrangements providing severance-type benefits to eligible executives, including our NEOs. Receipt of these benefits is conditioned upon the recipient executing a general release of claims against the Company, and complying with perpetual confidentiality obligations and noncompete and non-solicitation obligations for a period of 12 months.

None of our NEOs will be entitled to excise tax gross-ups as the Executive Severance Plan does not provide for such payments.

The following table sets forth the value of the severance benefits that would have been payable to our continuing NEOs in the event of a qualifying termination on December 31, 2024 based on the closing price of our Common Stock of $275.43 on December 31, 2024.

Name	Cash Severance ($)	STI Cash Payment ($)	Time-Based Equity Vesting Acceleration Value ($)	PSU Vesting Acceleration Value ($)

Lee M. Shavel	2,000,000	3,000,000	3,562,310	14,653,976

Elizabeth D. Mann	975,000	1,218,750	624,934	1,672,846

Nick Daffan	817,500	1,021,875	1,175,442	1,328,621

Kathy Card Beckles	787,500	787,500	832,933	1,103,674

Sunita Holzer	825,000	825,000	616,012	925,716

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2024, concerning the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	1,345,181	$161.16	12,813,327

(1)

Reflects the 2021 Equity Incentive Plan and the Verisk Analytics, Inc. 2013 Equity Incentive Plan. See “Verisk Analytics, Inc. 2021 Equity Incentive Plan” included in Appendix A to the Company’s Proxy Statement on Schedule 14A, dated April 2, 2021 and “Verisk Analytics, Inc. 2013 Equity Incentive Plan” included in Appendix A to the Company’s Proxy Statement on Schedule 14A, dated April 1, 2013, respectively, and Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the material features of our 2021 Equity Incentive Plan and 2013 Equity Incentive Plan. The 2021 Equity Incentive Plan, as approved by our shareholders on May 19, 2021, replaced the 2013 Equity Incentive Plan and no further awards have been granted under the 2013 Equity Incentive Plan after such approval date.

48 | Verisk 2025 Proxy Statement

Executive Compensation

CEO Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2024:

•	the median of the annual total compensation of all our employees (except our CEO) was $91,464;

•	the annual total compensation of our Chief Executive Officer was $12,074,727; and

•	the ratio of these two amounts was 132 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

In calculating the median of the annual total compensation of all of our employees (other than our Chief Executive Officer) for 2024, as permitted by the Pay Ratio Rule, we are using the same median employee we used in the 2022 and 2023 pay ratio calculation, as there have been no material changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. As we disclosed in last year’s Proxy Statement, we determined that, as of December 31, 2022, our employee population consisted of approximately 7,000 individuals worldwide, of which approximately 66% were located in the United States and 34% were located in jurisdictions outside the United States. Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees.

As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding approximately

113 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information, as follows: approximately 48 employees from Costa Rica; approximately 18 employees from Singapore; approximately 11 employees from Australia; approximately 11 employees from Israel; approximately 10 employees from China; approximately 5 employees from Japan; approximately 2 employees from Denmark; approximately 2 employees from Netherlands; approximately 1 employee from France; approximately 1 employee from Argentina; approximately 1 employee from Brazil; approximately 1 employee from Mexico; approximately 1 employee from Bermuda; and approximately 1 employee from South Korea.

After taking into account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 6,886 individuals.

To identify our “median employee” from our total adjusted employee population, we compared the amount of base wages of our employees as reflected in our payroll records. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States.

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2024 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2024 (as set forth in the 2024 Summary Compensation in the Compensation Analysis and Discussion section of this Proxy Statement). Our CEO’s annual total compensation for 2024 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2024 Summary Compensation Table.

Verisk 2025 Proxy Statement | 49

Pay Versus Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance (“PVP”), this section presents the
SEC-defined
“Compensation Actually Paid” (“CAP”). Also as required by the SEC, this section compares CAP to relevant performance metri cs
for the Company.
Most Important Metrics Used for Linking Pay and Performance
The list below shows, in compliance with PVP regulations, the most important metrics the Company and the Talent Management and Compensation Committee used in the most recent fiscal year to link CAP to Company performance. These measures, along with others, significantly impact compensation outcomes for the NEOs.

Metrics

Adjusted EBITDA

Revenue

Relative TSR

Incremental ROIC
We consider Adjusted EBITDA to be the most important financial measure used to link CAP with performance in 2024 because it (1) measures our ability to balance revenue achievement with cost management and investing for future growth, (2) is used to determine 40% of the annual STI award payout for our NEOs, and (3) is strongly correlated to our stock price performance. Accordingly, Adjusted EBITDA is our Company Selected Measure reported in the table below. See Appendix A for a reconciliation of the non-GAAP
measures discussed herein to the most directly comparable GAAP measure.
Pay versus Performance Table
In accordance with the SEC’s PVP rules, the following table sets forth the compensation for the principal executive officer (“PEO”) and the average compensation for the other NEOs, both as reported in the 2024 Summary Compensation Table (“SCT”) above in this Proxy Statement and with certain adjustments to reflect the CAP to such individuals, for each of 2024, 2023, 2022, 2021, and 2020. The table also provides information on the Company cumulative TSR, the cumulative TSR of the Company’s peer group, GAAP Net Income and Adjusted EBITDA.

Year(1)	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO(2)(3)(4)		Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($M)(6)	Adjusted EBITDA (SM)(7)
	Shavel	Stephenson	Shavel	Stephenson			Verisk TSR (f)	Peer Group TSR (5) (g)
(a)	(b)	(b)	(c)	(c)	(d)	(e)			(h)	(i)

2024	$12,074,727	N/A	$21,282,096	N/A	$3,163,867	$4,834,504	$190.33	$181.25	$958	$1,576

2023	$10,366,566	N/A	$21,717,026	N/A	$3,090,834	$5,238,100	$164.08	$159.07	$614	$1,433

2022	$9,497,341	$11,539,051	$6,732,273	($6,332,838)	$4,134,272	$2,547,625	$120.44	$123.70	$954	$1,285

2021	N/A	$12,796,321	N/A	$16,416,053	$3,207,448	$3,917,525	$155.07	$156.06	$666	$1,248

2020	N/A	$10,013,372	N/A	$27,909,134	$3,262,117	$7,939,143	$139.89	$127.00	$713	$1,376

(1)
Scott G. Stephenson was the PEO in 2020, 2021 and from January 1, 2022 through his retirement on May 25, 2022. Beginning on May 25, 2022, Lee M. Shavel was the PEO. For 2024, the
non-PEO
NEOs included Elizabeth D. Mann, Nick Daffan, Kathy Card Beckles and Sunita Holzer. For 2023, the
non-PEO
NEOs included Elizabeth D. Mann, Nick Daffan, Kathy Card Beckles and Sunita Holzer. For 2022, the
non-PEO
NEOs included Elizabeth D. Mann, Nick Daffan, Kathy Card Beckles and Mark V. Anquillare. For 2021, the
non-PEO
NEOs included Lee M. Shavel, Nick Daffan, Kathy Card Beckles and Mark V. Anquillare. For 2020, the
non-PEO
NEOs included Lee M. Shavel, Nick Daffan, Mark V. Anquillare and Kenneth E. Thompson.

50 | Verisk 2025 Proxy Statement

Pay Versus Performance

(2)
SEC rules require certain adjustment
s b
e made to the amounts reported in the Summary Compensation Table to determine CAP, as reported in the PVP table above. The following tables detail the applicable adjustments that were made to determine CAP by deducting and adding the following amounts from the “Total” column of the Summary Compensation Table and does not reflect the actual amounts of compensation earned by or paid to such NEOs during the applicable year.

PEO SCT Total to CAP Reconciliation	2024	2023	2022		2021	2020
	Shavel	Shavel	Stephenson	Shavel	Stephenson	Stephenson

Summary Compensation Table Total	$12,074,727	$10,366,566	$11,539,051	$9,497,341	$12,796,321	$10,013,372

Deduction for SCT “Stock Awards” column value	($7,600,135)	($5,919,999)	($8,400,001)	($6,420,689)	($7,875,006)	($5,625,065)

Deduction for SCT “Option Awards” column value	($1,899,792)	($1,480,011)	($2,100,016)	($1,105,324)	($2,625,006)	($1,874,942)

Deduction for SCT “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column value	$0	$0	$0	$0	($98,355)	($73,496)

Total Deductions from SCT	($9,499,927)	($7,400,010)	($10,500,017)	($7,526,013)	($10,598,367)	($7,573,503)

Increase for service cost and prior service cost for pension plans	$0	$0	$0	$0	$0	$0

Increase for year-end fair value of unvested equity granted during the year	$12,058,835	$11,356,589	$2,686,913	$7,539,174	$14,021,396	$13,298,392

Increase /(deduction) for change in fair value of unvested equity granted in prior years	$5,516,920	$6,371,264	($3,245,127)	($1,743,448)	$2,539,694	$10,128,267

Increase for vesting date fair value of equity granted and vested during the year	$0	$0	$1,751,269	$0	$0	$0

Increase /(deduction) for change in fair value of vested equity granted in prior years	$1,131,542	$1,022,617	($8,564,927)	($1,034,781)	($2,342,991)	$2,042,605

Increase based on value of dividends not otherwise reflected in fair value or total compensation	$0	$0	$0	$0	$0	$0

Total Adjustments	$18,707,296	$18,750,470	($7,371,873)	$4,760,945	$14,218,099	$25,469,265

Compensation Actually Paid (SCT minus deductions plus total adjustments)	$21,282,096	$21,717,026	($6,332,838)	$6,732,273	$16,416,053	$27,909,134

Verisk 2025 Proxy Statement | 51

Pay Versus Performance

Average Non-PEO NEO SCT Total to CAP Reconciliation	2024	2023	2022	2021	2020

Summary Compensation Table Total	$3,163,867	$3,090,834	$4,134,272	$3,207,448	$3,262,117

Deduction for SCT “Stock Awards” column value	($1,534,981)	($1,309,988)	($2,690,771)	($1,520,386)	($1,373,430)

Deduction for SCT “Option Awards” column value	($383,749)	($327,511)	($297,717)	($425,107)	($457,820)

Deduction for SCT “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column value	($2,677)	$0	$0	($58,174)	($66,761)

Total Deductions from SCT	($1,921,406)	($1,637,499)	($2,988,488)	($2,003,667)	($1,898,011)

Increase for service cost and prior service cost for pension plans	$0	$0	$0	$0	$0

Increase for year-end fair value of unvested equity granted during the year	$2,435,580	$2,513,010	$2,821,246	$2,587,735	$3,247,054

Increase /(deduction) for change in fair value of unvested equity granted in prior years	$608,136	$947,600	($835,414)	$551,657	$2,768,097

Increase for vesting date fair value of equity granted and vested during the year	$0	$0	$0	$0	$0

Increase /(deduction) for change in fair value of vested equity granted in prior years	$548,328	$324,155	($583,991)	($425,648)	$559,886

Increase based on value of dividends not otherwise reflected in fair value or total compensation	$0	$0	$0	$0	$0

Total Adjustments	$3,592,043	$3,784,765	$1,401,841	$2,713,744	$6,575,037

Compensation Actually Paid (SCT minus deductions plus total adjustments)	$4,834,504	$5,238,100	$2,547,625	$3,917,525	$7,939,143

(3)
The fair value of PSUs reporting for CAP purposes in columns (c) and (e) assumes estimated performance results as of the end of each fiscal year for internal metrics (i.e., EBITDA & ROIC) and Monte Carlo simulation valuation model for market metrics (i.e., TSR vs. performance peer group), in accordance with FASB ASC 718. PSUs will ultimately vest based on measured performance through the end of the three-year performance period for the relevant metrics.

(4)
The fair value of stock option awards reporting for CAP purposes in columns (c) and (e) was determined using the Black-Scholes option pricing model using materially the same assumptions as disclosed at the initial grant.

(5)
Reflects the total shareholder return indexed to $100 per share for the fourteen-company peer group we use for executive compensation benchmarking purposes which is also the industry line peer group reported in our Annual Report on Form
10-K
for the year ended December 31, 2024. One company in the peer group from the 2023 Pay versus Performance disclosure (Black Knight) is no longer publicly traded and was replaced in the current peer group. Two companies in the peer group from the 2022 Pay versus Performance disclosure (CoreLogic and IHS Markit) are no longer publicly-traded and were replaced in the 2023 peer group. The comparable cumulative total shareholder return for the most recent prior peer groups for the periods starting on January 1, 2020 and ending on December 31 st
of the following years would be: 2020 ($
128.58
), 2021 ($153.33), 2022 ($117.78), 2023 ($147.94), and 2024 ($169.21).

(6)	Reflects “Net Income” for each applicable year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the applicable years.
(7)
Reflects the Adjusted EBITDA amounts for each applicable year as set forth in our earnings release filed as an exhibit in our Current Report on Form
8-K
for each of the applicable years. In 2023 and 2024, our Talent Management and Compensation Committee used Adjusted EBITDA on an absolute dollar basis, and in years 2020-2022 used Adjusted EBITDA year-over-year percentage growth rates, to determine our NEOs STI outcomes. EBITDA represents GAAP Net Income from continuing operations adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA was subject to further normalization by our Talent Management and Compensation Committee in 2023 and 2024 to eliminate the financial impact of certain items, including, among others, contributions from acquisitions not included in the Company’s budget, the timing of the divestitures, and the impact of fo
reign currency exchange rate changes.

Pay versus Performance Description of Relationships
We align pay with Company performance to support our
pay-for-performance
culture that links funding for STI and LTI programs to Company performance measured against pre de
termined goals. Moreover, individual employee performance is considered in determining individual awards. The year-over-year changes in CAP are primarily due to the result of our stock performance and varying levels of achievement against pre-established
performance goals under the STI and LTI programs as described in the CD&A above.

52 | Verisk 2025 Proxy Statement

Pay Versus Performance

Relationship Between Compensation Actually Paid and Company TSR, and Comparison of Peer TSR versus Company TSR
The following graph sets forth the relationship between “Compensation Actually Paid” to our PEO(s), the average of “Compensation Actually Paid” to our other NEOs, and our Company’s cumulative TSR during the five most recently completed fiscal years, as well as a comparison of the Company’s cumulative TSR over the same period to that of the fourteen-company peer group we use for executive compensation benchmarking purposes which is also the industry line peer group reported in our Annual Report on Form
10-K
for the year ended December 31, 2024.

CAP Versus TSR

Indexed Total Shareholder Return
Compensation Actually Paid ($ Mil.)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
-$20
-$40
$50
$40
$30
$20
$10
$0
-$10
2019
2020
2021
2022
2023
2024
$100.00
$139.89
$127.00
$155.07
$156.06
$120.44
$123.70
$164.08
$159.07
$190.33
$181.25
$27.9
$7.9
$16.4
$3.9
-$6.3
$2.5
$6.7
$5.2
$21.7
$4.8
$21.3
CAP to PEO (Stephenson)
Avg. NEO CAP
CAP to PEO (Shavel)
Verisk TSR
Peer Group TSR

Verisk 2025 Proxy Statement | 53

Pay Versus Performance

Relationship Between Compensation Actually Paid and GAAP Net Income
The following graph sets forth the relationship between “Compensation Actually Paid” to our PEO(s), the average of “Compensation Actually Paid” to our other NEOs, and our Net Income during the five most recently completed fiscal years.

CAP Versus Net Income
$1,000
$750
$500
$250
$0
-$250
Net Income ($ Mil.)
$40
$30
$20
$10
$0
-$10
Compensation Actually Paid ($ Mil.)
$713
$666
$954
$614
$958
$27.9
$7.9
$16.4
$3.9
-$6.3
$2.5
$6.7
$5.2
$21.7
$4.8
$21.3
2020
2021
2022
2023
2024
CAP to PEO (Stephenson)
Avg. NEO CAP
CAP to PEO (Shavel)
Net Income

54 | Verisk 2025 Proxy Statement

Pay Versus Performance

Relationship Between Compensation Actually Paid and Adjusted EBITDA
The following graph sets forth the relationship between “Compensation Actually Paid” to our PEO(s), the average of “Compensation Actually Paid” to our other NEOs, and our Adjusted EBITDA during the five mos
t re
cently completed fiscal years.

CAP Versus Adjusted EBITDA
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$0
-$250
Adjusted EBITDA ($ Mil.)
$70
$60
$50
$40
$30
$20
$10
$0
-$10
Compensation Actually Paid ($ Mil.)
$1,376
$1,248
$1,285
$1,433
$1,576
$27.9
$7.9
$16.4
$3.9
-$6.3
$2.5
$6.7
$5.2
$21.7
$4.8
$21.3
2020
2021
2022
2023
2024
CAP to PEO (Stephenson)
Avg. NEO CAP
CAP to PEO (Shavel)
Adjusted EBITDA

Verisk 2025 Proxy Statement | 55

Certain Relationships and Related Transactions

Customer Relationships

In 2024, we received fees from Vantage Group in the amount of $2,314,032 for extreme event and catastrophe risk modeling solutions. Gregory Hendrick, one of our directors, is the CEO and a director of Vantage Group.

In 2024, we paid fees to Broadridge Financials Solutions, Inc. in the amount of $443,890 for proxy tabulation, distribution and annual meeting services. Christopher Perry, one of our new director candidates nominated to stand for election at the 2025 Annual Meeting, is the President of Broadridge Financial Solutions, Inc.

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons and has designated the Governance, Corporate Sustainability and Nominating Committee to oversee it. Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Corporate Secretary any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest). The Corporate Secretary will then promptly communicate that information to the Governance, Corporate Sustainability and Nominating Committee, which must approve or ratify any related person transactions. Any directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. In reviewing a transaction, the Governance, Corporate Sustainability and Nominating Committee will consider all relevant facts and circumstances, including without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person. No related person transaction will be approved or ratified unless, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

56 | Verisk 2025 Proxy Statement

Item 2 — Approval of the Compensation of the Company’s Named Executive Officers on an Advisory, Non-binding Basis

At the 2023 Annual Meeting of Shareholders, we conducted an advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our named executive officers. At such meeting, shareholders expressed their preference for an annual vote on executive compensation on an advisory, non-binding basis and, consistent with this preference, the Board of Directors determined that we would conduct such a vote on an annual basis. Accordingly, and pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve the compensation of our named executive officers for 2024 as disclosed in this Proxy Statement on an advisory, non-binding basis (“Say-on-Pay”) through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on the Board of Directors and will not overrule any decision by the Board of Directors or require the Board of Directors to take any action. However, the Board of Directors and the Talent Management and Compensation Committee will take into account the outcome of the Say-on-Pay vote when considering future executive compensation decisions for named executive officers.

The Talent Management and Compensation Committee believes that the Company’s compensation programs and policies and the compensation decisions for 2024 described in this Proxy Statement, including in the Compensation Discussion and Analysis, appropriately reward our named executive officers for their and the Company’s performance and will assist the Company in retaining our senior leadership team. You are strongly encouraged to read the full details of our executive compensation programs and policies under the section titled “Executive Compensation” above.

Our Board unanimously recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this resolution unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

Verisk 2025 Proxy Statement | 57

Item 3 — Ratification of the Appointment of Verisk’s Independent Auditor

The Audit Committee appointed Deloitte & Touche LLP (“Deloitte & Touche”) as independent auditors for 2025 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for 2025 and perform other permissible, preapproved services.

A Deloitte & Touche representative will attend the 2025 Annual Meeting to respond to your questions and will have the opportunity to make a statement. The Audit Committee will consider the result of the vote but may decide to continue to retain Deloitte & Touche or appoint a different auditor regardless of the vote outcome if the Audit Committee believes it is in the best interest of the Company.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Auditor’s Fees. The following table summarizes the aggregate fees (including related expenses, in thousands) billed in 2024 and 2023 for professional services provided by Deloitte & Touche.

	2024	2023
Audit fees(1)	$2,511	$2,554
Audit-related fees(2)	139	726
Tax fees(3)	1,278	1,382

Total	$3,928	$4,661

(1)

Audit fees consisted of fees billed for audits of our consolidated financial statements included in our Annual Reports on Form 10-K and in our Registration Statements on Form S-3 and Form S-8, and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)

Audit-related fees consisted of fees incurred in conjunction with regulatory audits, due diligence, accounting consultations and audits related to acquisitions and dispositions, and amounts for 2023 reflect additional services required in connection with the disposition of the Energy business.

(3)	Includes tax compliance and other tax services not related to the audit, and amounts for 2023 reflect additional services required in connection with the disposition of the Energy business.

Preapproval Policy of the Audit Committee of Services Performed by Independent Auditor

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services by the independent auditor to ensure that the services do not impair the auditor’s independence. Under these procedures, the Audit Committee preapproves both the type of services to be provided by the independent auditor and the estimated fees related to those services. During the preapproval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general preapproval, if it involves a fee in excess of $350,000 or relates to tax planning and advice, it requires a separate preapproval, which may be delegated to the Chair of the Audit Committee so long as the entire Audit Committee is informed at its next meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and PCAOB rules and regulations. In accordance with this preapproval policy, all audit and nonaudit services were preapproved by the Audit Committee in 2024.

58 | Verisk 2025 Proxy Statement

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The charter is available on our website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s policies and practices with respect to risk assessment and risk management in coordination with the Risk Committee, the qualifications and independence of the Company’s independent registered public accounting firm (“independent auditor”), and the performance of the Company’s internal auditor and independent auditor. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. In making such determinations, the Audit Committee considers, among other things, the recommendations of management of the Company. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the Nasdaq listing rules and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee the financial reporting process and the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held seven meetings during 2024 and has met in 2025 to discuss the Company’s financial statements for the year ended December 31, 2024. With respect to the year ended December 31, 2024, the Audit Committee, among other things:

•	reviewed and discussed the Company’s quarterly earnings releases;

•	reviewed and discussed (i) the quarterly unaudited consolidated financial statements and related notes and (ii) the audited consolidated financial statements and related notes for the year ended December 31, 2024 with management and Deloitte & Touche;
•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•	met with Deloitte & Touche, the Chief Internal Auditor, the Chief Legal Officer, the Chief Financial Officer, the Chief Executive Officer, and Company management in executive sessions;

•	reviewed and discussed certain critical accounting policies;

•	reviewed business and financial market conditions, including an assessment of risks posed to the Company’s operations and financial condition;

•	reviewed and strengthened risk oversight with management in coordination with the Board’s Risk Committee and other Committees as appropriate;

•	reviewed the results of the Company’s annual greenhouse gas emissions inventory;

•	reviewed and discussed compliance with legal and regulatory requirements and the whistleblower in-take process; and

•	reviewed and discussed the transition to a new Enterprise Resource Planning system and related processes.

These reviews included discussions with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and represented that Deloitte & Touche is independent from the Company. The Audit Committee discussed with Deloitte & Touche their independence from the Company and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, and reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, compromise independence.

Verisk 2025 Proxy Statement | 59

Audit Committee Report

During 2024, the Audit Committee received regular updates on the amount of fees and scope of audit and audit-related services provided. In addition, the Audit Committee reviewed and approved audit and non-audit services provided by Deloitte & Touche pursuant to the preapproval policies and procedures related to the provision of audit and non-audit services by the independent auditor as described above under “Preapproval Policy of the Audit Committee of Services Performed by Independent Auditor.”

Based on the Audit Committee’s review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also appointed Deloitte & Touche as the Company’s independent auditor for 2025 and is presenting the appointment to the shareholders for ratification.

Respectfully submitted,

Kathleen Hogenson (Chair)

Samuel G. Liss

Therese Vaughan

60 | Verisk 2025 Proxy Statement

Item 4 — Approval of the Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Limitation on Beneficial Ownership of the Company

Background

Article Thirteenth of the Certificate of Incorporation currently provides that the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of common stock is required to amend, alter, repeal or otherwise modify Article Sixth (the “Insurer Group Supermajority Amendment”). Article Sixth requires that no “Insurer Group” shall beneficially own more than ten percent of the aggregate outstanding shares of common stock of the Company. “Insurer Group” is defined to mean any insurance company whose primary activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies or any other entity controlling, controlled by or under common ownership, management or control with such insurer or reinsurer.

Rationale and Proposed Amendment

At our 2024 Annual Meeting, our Board made no recommendation on a shareholder proposal seeking to eliminate the supermajority requirements in our governing documents, as the Board expressed its interest in obtaining the viewpoints of our shareholders on this matter. The shareholder proposal received majority support of the votes cast at the meeting.

After a review of evolving corporate governance practices and in response to the shareholder proposal, our Board has approved and declared that it is advisable and in the best interests of the Company and its shareholders to amend Article Thirteenth of the Certificate of Incorporation to eliminate the supermajority voting standard that applies with respect to changes to Article Sixth. This amendment does not impact the requirements under Article Sixth.

The Company encourages shareholders to review the full text of the Insurer Group Supermajority Amendment in Appendix A to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Certificate of Incorporation and the Insurer Group

Supermajority Amendment set forth herein is qualified in its entirety by reference to the text of Appendix A.

Votes Required for Approval

For the Insurer Group Supermajority Amendment to the Certificate of Incorporation to become effective, this proposal must receive the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of common stock.

If the Insurer Group Supermajority Amendment is approved by our shareholders, immediately following such vote, we will make the appropriate filing with the Secretary of State of Delaware so that the Insurer Group Supermajority Amendment will be in effect immediately upon such filing. However, the Board retains the discretion to abandon the Insurer Group Supermajority Amendment and not implement it at any time before it becomes effective.

Shareholders are also asked to consider the Management Proposals set forth in Items 5, 6 and 7, which relate to amendments to the Certificate of Incorporation to eliminate the default supermajority voting standard concerning certain business combinations, limit certain liability of officers as permitted by Delaware law, and enable the ability of shareholders owning 25% of the Company’s Common Stock to call special meetings of shareholders, respectively. The Management Proposals set forth in Items 4, 5, 6 and 7 are independent of each other. If the Management Proposals set forth in Items 4, 5, 6 and 7 are each approved by the shareholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the amendments contemplated by Appendix A, B, C and D. If only one, two or three, but not all, of these proposals are approved by the shareholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by shareholders.

Our Board unanimously recommends a vote “FOR” the Amendment to the Certificate of Incorporation to eliminate supermajority voting standards. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Verisk 2025 Proxy Statement | 61

Item 5 — Approval of the Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Certain Business Combinations

Background

As our Certificate of Incorporation is silent with respect to certain business combinations, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 requires a supermajority shareholder vote for certain business combinations between the Company and an “interested shareholder,” which is defined to include a person who acquires ownership of 15% or more of the Company’s voting stock, unless the Board approves either the business combination or the person’s 15% or more stock acquisition before the person becomes an interested shareholder. Under Section 203 of the DGCL, the business combination must be approved by the holders of at least two-thirds of the voting stock of the Company that is not owned by the interested shareholder (the “DGCL Supermajority Threshold”).

Rationale and Proposed Amendment

At our 2024 Annual Meeting, our Board made no recommendation on a shareholder proposal seeking to eliminate the supermajority requirements in our governing documents, as the Board expressed its interest in obtaining the viewpoints of our shareholders on this matter. The shareholder proposal received majority support of the votes cast at the meeting.

After a review of evolving corporate governance practices and in response to the shareholder proposal, our Board has approved and declared that it is advisable and in the best interests of the Company and its shareholders to amend the Certificate of Incorporation to change the voting standard that applies to certain business combinations with interested shareholders from the DGCL Supermajority Threshold to a majority of the outstanding voting stock of the Company that is not owned by the interested shareholder (the “Business Combination Amendment”).

If the Business Combination Amendment is approved, provisions that are substantially similar to Section 203 will be added to the Certificate of Incorporation, except that the DGCL Supermajority Threshold will be replaced by a provision requiring approval by a majority of the outstanding stock of the Company that is not owned by the interested shareholder entitled to vote on the matter.

The Board proposes to amend the Certificate of Incorporation by adding Article Thirteenth. The Company encourages shareholders to review the full text of the Business Combination Amendment in Appendix B to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Certificate of Incorporation and the Business Combination Amendment set forth herein is qualified in its entirety by reference to the text of Appendix B.

Votes Required for Approval

For the Business Combination Amendment to the Certificate of Incorporation to become effective, this proposal must receive the affirmative vote of the holders of a majority of the outstanding common stock of the Company entitled to vote on the matter.

If the Business Combination Amendment is approved by our shareholders, immediately following such vote, we will make the appropriate filing with the Secretary of State of Delaware so that the Business Combination Amendment will be in effect immediately upon such filing. However, the Board retains the discretion to abandon the Business Combination Amendment and not implement it at any time before it becomes effective.

Shareholders are also asked to consider the Management Proposals set forth in Items 4, 6 and 7, which relate to amendments to the Certificate of Incorporation to eliminate supermajority voting standards for limitation on beneficial ownership of the Company, limit certain liability of officers as permitted by Delaware law, and enable the ability of shareholders owning 25% of the Company’s Common Stock to call special meetings of shareholders, respectively. The Management Proposals set forth in Items 4, 5, 6 and 7 are independent of each other. If the Management Proposals set

62 | Verisk 2025 Proxy Statement

Item 5 — Approval of the Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Certain Business Combinations

forth in Items 4, 5, 6 and 7 are each approved by the shareholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the amendments contemplated by Appendix A, B, C and D. If only one, two or three, but not all, of these proposals are approved by the shareholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by shareholders.

Our Board unanimously recommends a vote “FOR” the Amendment to the Certificate of Incorporation to eliminate the default supermajority voting standard concerning certain business combination. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Verisk 2025 Proxy Statement | 63

Item 6 — Approval of the Amendment to the Certificate of Incorporation to Limit Certain Liability of Officers as Permitted by Delaware Law

Background

Our Board has approved, adopted and declared advisable, and recommends that the Company’s shareholders approve, amendments to the Certificate of Incorporation to limit the liability of officers to the fullest extent permitted by the DGCL (the “Exculpation Charter Amendment”). The current exculpation protections for directors remain unchanged.

Pursuant to and consistent with Section 102(b)(7) of the DGCL, Article Twelfth of the Certificate of Incorporation already eliminates the monetary liability of directors to the fullest extent permitted by the DGCL. Effective August 1, 2022, Section 102(b)(7) was amended to permit companies to provide for limitations for monetary liability for certain senior corporate officers including the chief executive officer, president, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer, any other person who is or was identified in our public filings with the SEC as a named executive officer and any persons who have consented to be identified as an officer. Consistent with Section 102(b)(7), the Exculpation Charter Amendment would permit exculpation of these officers for breaches of their fiduciary duty of care in any direct claim as it currently exists or as it may be amended in the future. Like the provision limiting the monetary liability of directors, the DGCL does not permit the elimination of liability of these officers for any breach of their duty of loyalty to the Company or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The DGCL also does not permit the limitation of monetary liability of these officers in any action by or in the right of the Company, such as a derivative claim.

Rationale and Proposed Amendment

After a review of evolving corporate governance practices, our Board has approved and declared that it is advisable and in the best interests of the Company and its shareholders to amend Article Twelfth of the Certificate of Incorporation to limit the liability of officers. The Exculpation Charter Amendment would mitigate the risk of personal financial liability as a result of an unintentional misstep and help attract and retain officers, while keeping narrow the type of claims for which officers may be exculpated.

The Company encourages shareholders to review the full text of the Exculpation Charter Amendment in Appendix C to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Certificate of Incorporation and the Exculpation Charter Amendment set forth herein is qualified in its entirety by reference to the text of Appendix C.

Votes Required for Approval

For the Exculpation Charter Amendment to the Certificate of Incorporation to become effective, this proposal must receive the affirmative vote of the holders of a majority of the outstanding common stock of the Company entitled to vote on the matter.

If the Exculpation Charter Amendment is approved by our shareholders, immediately following such vote, we will make the appropriate filing with the Secretary of State of Delaware so that the Exculpation Charter Amendment will be in effect immediately upon such filing. However, the Board retains the discretion to abandon the Exculpation Charter Amendment and not implement it at any time before it becomes effective.

Shareholders are also asked to consider the Management Proposals set forth in Items 4, 5 and 7, which relate to amendments to the Certificate of Incorporation to eliminate supermajority voting standards for limitation on beneficial ownership of the Company, eliminate the default supermajority voting standard for certain business combinations, and enable the ability of shareholders owning 25% of the Company’s Common Stock to call special meetings of shareholders, respectively. The Management Proposals set forth in Items 4, 5, 6 and 7 are independent of each other. If the Management Proposals set forth in Items 4, 5, 6 and 7 are each approved by the shareholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the amendments contemplated by Appendix A, B, C and D. If only one, two or three, but not all, of these proposals are approved by the shareholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by shareholders.

Our Board unanimously recommends a vote “FOR” the Amendment to the Certificate of Incorporation to limit certain liability of officers as permitted by Delaware law. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

64 | Verisk 2025 Proxy Statement

Item 7 — Approval of the Amendment to the Certificate of Incorporation to Enable the Ability of One or More Shareholders as a Group Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders

Background

Our Board has approved, adopted and declared advisable, and recommends that the Company’s shareholders approve, amendments to the Certificate of Incorporation to enable the Board to adopt a shareholders’ right to call special meetings of shareholders (the “Special Meeting Charter Amendment”). Article Eleventh of the Certificate of Incorporation currently permits only the Board, the Chairman of the Board, the CEO, the President or the Secretary of the Company to call special meetings of shareholders.

If the Special Meeting Charter Amendment is approved by shareholders, the Board will approve amendments to Section 2.03 of Article 2 of the Company’s Bylaws (the “Special Meeting Bylaw Amendment”, and together with the Special Meeting Charter Amendment, the “Special Meeting Amendment”). This would give one or more shareholders as a group owning 25% or more of the voting power of the outstanding shares of common stock entitled to vote the ability to request that the Board call a special meeting of shareholders. Shareholders must comply with the information, procedural and other requirements set forth in the Special Meeting Bylaw Amendment, which is provided in Appendix D to this Proxy Statement and also summarized below.

Rationale and Proposed Amendment

After a review of evolving corporate governance practices and in response to the shareholder proposal set forth in Item 8 of this Proxy Statement requesting that the Company adopt a special meeting right for one or more shareholders with a combined 10% ownership threshold, our Board has approved and declared that it is advisable and in the best interests of the Company and its shareholders to approve the removal of the provision in Article Eleventh of the Certificate of Incorporation to enable the ability of shareholders to call special meetings of shareholders.

The Board recognizes that providing shareholders the ability to call special meetings is viewed as an important corporate governance practice that promotes long-term value by reinforcing Board and management accountability to the Company’s shareholders. However, special meetings of shareholders can distract management and the Board from pursuing important business initiatives and objectives. It can also lead to substantial expenses. Accordingly, the Board determined that a 25% ownership threshold for one or more shareholders as a group in the Special Meeting Bylaw Amendment, rather than the combined 10% threshold requested in the shareholder proposal, will help balance these considerations and provide that special meetings are called only in exceptional cases to advance the long-term interests of shareholders. This determination was based on several factors. First, we are committed to governance practices that promote long-term value and strengthen board and management accountability to our shareholders, clients and other stakeholders. This includes: an independent Chairman; a market-standard proxy access right that permits eligible shareholders to include their eligible director nominees in the Company’s Proxy Statement; and majority voting in uncontested director elections with a resignation policy. Second, our Board considered the results of benchmarking against other S&P 500 companies and the Company’s peers, which indicated that the 25% threshold is prevalent, as well as the voting policies of significant shareholders.

In addition, the Board believes that shareholder-requested special meetings should not be held in close proximity to annual meetings, or when the matters to be addressed have been recently considered or are planned to be considered at another meeting. As a result, the Special Meeting Bylaw Amendment would limit the timing of shareholder-requested special meetings. Our Board would also continue to have the ability to call special meetings of our shareholders (as would the Chairman of the Board, the Chief Executive Officer, the President and the Secretary of the Company) in instances

Verisk 2025 Proxy Statement | 65

Item 7 — Approval of the Amendment to the Certificate of Incorporation to Enable the Ability of One or More Shareholders as a Group Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders

when, in the exercise of their fiduciary obligations, they determine it is appropriate.

The Company encourages shareholders to review the full text of the Special Meeting Charter Amendment and the Special Meeting Bylaw Amendment in Appendix D to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Certificate of Incorporation, the Special Meeting Charter Amendment and the Special Meeting Bylaw Amendment set forth herein is qualified in its entirety by reference to the text of Appendix D.

Related Changes to the Bylaws

The Board believes that subjecting the right of shareholders to request that the Company call special meetings to the ownership, notice, information and other requirements set forth in the Special Meeting Bylaw Amendment is important to avoid inappropriate, duplicative and/or unnecessary special meetings.

If the Management Proposal set forth in this Item 7 is adopted, the Special Meeting Bylaw Amendment would provide, in part, the following.

Ownership Provisions

The Company is required to call a special meeting of shareholders upon the written request of one or more shareholders who own shares or are acting on behalf of beneficial owners who own shares representing 25% or more of the voting power of the outstanding common stock of the Company. The definition of “own” or “ownership” included in the Special Meeting Bylaw Amendment refers to the current definition of stock ownership that applies under the proxy access right set forth in Article 2, Section 2.10(c)(iii)(D) of the Bylaws. Only the possession of both the full voting and investment rights and the full economic interest for the shares counts as relevant ownership.

Information Provisions

Any special meeting request must set forth the same information regarding the business to be conducted at the meeting and regarding any director candidate to be nominated at the meeting that is required to be provided by a shareholder who proposes to introduce such business or to make director nominations at an annual meeting of shareholders. Each shareholder supporting the special meeting request must provide information as to the number of shares of the Company’s stock that it owns.

Additional Provisions

The Special Meeting Bylaw Amendment sets forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings. Under these provisions, a special meeting request would not be valid if it:

•	does not comply with the requirements pertaining to special meeting requests set forth in the Bylaws or violates Regulation 14A under the Exchange Act;

•	relates to an item of business that is not a proper matter for shareholder action under applicable law or that involves a violation of applicable law;

•	is received during certain time periods; or

•	relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a shareholder meeting, subject to certain specifications.

Additionally, under the Special Meeting Bylaw Amendment:

•	if shareholders who request a special meeting revoke the request or cease to own 25% of the outstanding common stock of the Company, then the Company is not required to hold the special meeting; and

•	business to be transacted at a shareholder-requested special meeting would be limited to the business stated in a valid special meeting request and any additional business that the Board determines to include in the notice for such special meeting.

Votes Required for Approval

For the Special Meeting Amendment to become effective, this proposal must receive the affirmative vote of the holders of a majority of the outstanding common stock of the Company entitled to vote on the matter.

If the Special Meeting Amendment is approved by our shareholders, immediately following such vote, we will make the appropriate filing with the Secretary of State of Delaware so that the Special Meeting Amendment will be in effect immediately upon such filing. However, the Board retains the discretion to abandon the Special Meeting Amendment and not implement it at any time before it becomes effective.

Shareholders are also asked to consider the Management Proposals set forth in Items 4, 5 and 6, which relate to amendments to the Certificate of Incorporation to eliminate supermajority voting standards for limitation on beneficial ownership of the Company, eliminate the default supermajority voting standard for certain business combinations, and limit certain liability of officers as permitted by Delaware law, respectively. The Management Proposals set forth in Items 4, 5, 6 and 7 are independent of each other. If the Management Proposals set forth in Items 4, 5, 6 and 7 are

66 | Verisk 2025 Proxy Statement

Item 7 — Approval of the Amendment to the Certificate of Incorporation to Enable the Ability of One or More Shareholders as a Group Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders

each approved by the shareholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the amendments contemplated by Appendix A, B, C and D. If only one, two or three, but not all, of these proposals are approved by the shareholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by shareholders.

Our Board unanimously recommends a vote “FOR” the Amendment to the Certificate of Incorporation to Enable the Ability of Shareholders Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Verisk 2025 Proxy Statement | 67

Item 8 — Support Shareholder Ability to Call for a Special Shareholder Meeting

This proposal was submitted by John Chevedden. The address and shareholdings of Mr. Chevedden will be provided promptly upon receipt of a written or oral request.

For the reasons set forth following the proposal, the Board recommends a vote “AGAINST” this shareholder proposal requesting shareholder ability to call for a special shareholder meeting.

Shareholder Proposal

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.

A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that the Verisk Analytics Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

To guard against the Verisk Analytics Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.

This proposal topic is now more important than ever because there has been a mad rush of Board exculpation proposals to limit the financial liability of directors when they violate their fiduciary duty. This is a disincentive for improved director performance. Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.

Companies can claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO.

With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting for important issues and Verisk Analytics bylaws thus need to be updated accordingly.

Please vote yes:

Support Shareholder Ability to Call for a Special Shareholder Meeting – Proposal 8

Board of Directors’ Statement in Opposition

The Board Is Recommending That Shareholders Instead Approve the Company’s Proposal Set Forth in Item 7 Which Would Enable a Special Meeting Right With a 25% Ownership Threshold

After a review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of investor views, the Board recognizes that the ability of shareholders to call special meetings is viewed as an important shareholder right.

The Board believes that the combined 10% ownership threshold for calling a special meeting in the shareholder proposal is not in the best interests of the Company. Instead, the Board recommends in the Management Proposal set forth in Item 7 that shareholders approve an amendment to the Certificate of Incorporation to enable the Board to provide one or more shareholders as a

68 | Verisk 2025 Proxy Statement

Item 8 — Support Shareholder Ability to Call for a Special Shareholder Meeting

group owning at least 25% or more of outstanding shares the right to call a special meeting. In the Board’s view, this ownership threshold strikes an appropriate balance between allowing a meaningful number of shareholders to exercise the right to raise issues in between annual meetings, and the necessary diversion of management’s time and resources from responding to shareholder requests to call special meetings. For a detailed discussion, see the Management Proposal set forth in Item 7 of this Proxy Statement.

Special meetings impose significant costs on the Company and take attention away from business initiatives and goals. Implementing a 25% ownership threshold and other reasonable processes and procedures, as explained in the Management Proposal set forth in Item 7, would instead help to ensure that a special meeting is called only when there is meaningful support among the Company’s shareholders, while providing shareholders with an important right to strengthen the accountability of the Board and management. The Board also believes that the 25% ownership threshold in the Management Proposal set forth in Item 7of this Proxy Statement is consistent with corporate governance practices among S&P 500 companies.

The Proposal Is Unnecessary Given Our Strong Governance Practices

Introducing a special shareholder meeting right with a 10% threshold is unnecessary in light of the Company’s current governance practices. These strong governance practices include, among others:

•	Proxy access for qualifying shareholders to nominate directors

•	Majority voting in uncontested director elections

•	Separate roles of Independent Chair and CEO

•	100% independent members of the Audit; Finance and Investment; Governance, Corporate Sustainability and Nominating; Talent Management and Compensation; Risk and Executive Committees

•	Executive and Independent Director sessions after every Board and Committee Meeting

•	Annual Board and Committee Evaluations

In light of these considerations regarding the Company’s corporate governance framework, including management’s proposal to enable the adoption of a special shareholder meeting right with a 25% ownership threshold, the Board believes that this proposal is unnecessary and not in the best interests of the Company and its shareholders.

Verisk 2025 Proxy Statement | 69

Shareholder Proposals and Nominations

Shareholder Proposals for the 2026 Annual Meeting. Shareholders intending to present a proposal at the 2026 Annual Meeting and have it included in our Proxy Statement for that meeting under Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. We must receive the proposal no later than [ ], 2025.

Shareholder Nominations or Other Proposals for the 2026 Annual Meeting. Pursuant to our proxy access bylaw provision, one, or a group of up to 20 shareholders who, in the aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting the greater of two or up to 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than [ ], 2025 and no later than [ ], 2025, assuming we do not change the date of our 2026 Annual Meeting by more than 30 days before or after the anniversary date of our 2025 Annual Meeting.

Shareholders of record wishing to present a proposal or nomination at the 2026 Annual Meeting, but not requiring the proposal be included in our Proxy Statement, must comply with the requirements set forth in our bylaws. For the 2025 Annual Meeting, shareholders of record must submit the nomination or proposal, in writing, no earlier than February 19, 2026, and no later than March 21, 2026. As required by our bylaws, the written notice must demonstrate that it is being submitted by a shareholder of record of Verisk. For nominations, it must include information about the director candidate such as name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. Shareholders must send nominations to the Governance, Corporate Sustainability and Nominating Committee, c/o Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. In addition to complying with the provisions of our bylaws, to nominate directors shareholders must give timely notice that complies with the additional requirements for Rule 14a-19, and which must be received no later than March 23, 2026.

70 | Verisk 2025 Proxy Statement

Additional Voting Information

Submitting Voting Instructions for Shares Held Through a Broker. If you hold shares through a broker, follow the voting instructions you receive from your broker. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in some cases. New York Stock Exchange (NYSE) member brokers may vote your shares as described below:

•	Discretionary Items. The ratification of the appointment of Verisk’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

•	Nondiscretionary Items. The election of directors, the Say-on-Pay proposal on an advisory, non-binding basis, the management proposal to eliminate supermajority voting standards for limitation on beneficial ownership of the Company, the management proposal to eliminate supermajority voting standards for certain business combinations, the management proposal to limit certain liability of officers as permitted by Delaware law, the management proposal to enable the ability of shareholders owning 25% of the Company’s common stock to call special meetings of shareholders, and the shareholder proposal to support shareholder ability to call for a special shareholder meeting are considered “non-discretionary” items. NYSE members that do not receive instructions from beneficial owners may not vote on these proposals on their behalf.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your broker will not be able to vote on that matter (referred to as broker non-votes). Your shares will not be counted in determining the outcome of the vote on that matter. Therefore, if you hold your shares through a broker, it is critically important that you submit your voting instructions if you want your shares to count in the election of directors, the Say-on-Pay proposal, the management proposal to eliminate supermajority voting standards for limitation on beneficial ownership of the Company, the management proposal to eliminate supermajority voting standards for certain business combinations, the management proposal to limit certain liability of officers as permitted by Delaware law, the management proposal to enable the ability of shareholders owning 25% of the Company’s common stock to call special meetings of shareholders, and the shareholder proposal to support shareholder ability to call for a special shareholder meeting.

Submitting Voting Instructions for Shares Held in Your Name. If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or Internet as described on the proxy card. The deadline for submitting your proxy via the Internet or by telephone is 11:59 p.m., EDT, on May 19, 2025. Submitting your proxy will not limit your right to vote during the 2025 Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting Voting Instructions for Shares held in the ESOP. Participants who hold shares indirectly through the ISO 401(k) Savings and Employee Stock Ownership Plan may instruct the Plan Trustee, GreatBanc Trust Company, how to vote all shares of Verisk Common Stock allocated to their accounts. The Plan Trustee will vote the ESOP shares for which it has not received instruction in its discretion, in the best interests of ESOP participants. All votes will be kept confidential and individual votes will not be disclosed to management unless required by law.

Revoking Your Proxy. You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the 2025 Annual Meeting to the Corporate Secretary, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting during the virtual 2025 Annual Meeting. Attending the virtual 2025 Annual Meeting does not revoke your proxy unless you vote online during the meeting.

Verisk 2025 Proxy Statement | 71

Other Matters

Other Business. We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Cost of Soliciting Your Proxy. We will pay the expenses for the preparation and mailing of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication.

Shareholders Sharing an Address. Consistent with notices sent to record shareholders sharing a single address, we are sending only one Notice, Annual Report and Proxy Statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding or may request a separate copy of the Notice, Annual Report or Proxy Statement as follows:

•	Record shareholders wishing to discontinue or begin householding, should contact our Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•	Any householded shareholder may request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting us at (201) 469-4327 or may write to us at Investor Relations, Verisk Analytics, Inc.,
545 Washington Blvd., Jersey City, NJ 07310-1686. Instructions for requesting such materials are also included in the Notice.

Consent to Electronic Delivery of Annual Meeting Materials. Shareholders and ESOP participants can access this Proxy Statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure web site. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the Annual Report, electronically in lieu of receiving them by mail. To receive materials electronically you will need access to a computer and an e-mail account. To sign up for electronic delivery, when voting using the Internet at www.proxyvote.com, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Registered shareholders that wish to revoke their request for electronic delivery at any time without charge should contact our Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686 or contact us at (201) 469-2964.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee. You may update your electronic address by contacting your nominee.

Disclaimer. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

72 | Verisk 2025 Proxy Statement

Appendix A — Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Limitation on Beneficial Ownership of the Company

~~THIRTEENTH~~ FOURTEENTH: Amendments. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power~~; provided, however, that no provision of ARTICLE SIXTH may be amended, altered, repealed, or otherwise modified, and no~~

~~provision of this Certificate of Incorporation inconsistent with any such provisions may be adopted, whether by means of formal amendment thereto or by means of any merger, consolidation, amalgamation, other business combination or otherwise, without the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of Common Stock~~.

Verisk 2025 Proxy Statement | 73

Appendix B — Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Certain Business Combinations

THIRTEENTH: Business Combinations. (1) Election Not to Be Governed by Section 203. The Corporation hereby expressly elects not to be subject to Section 203 of the Delaware Law.

(2) Business Combinations. (a) Notwithstanding any other provision in this Certificate of Incorporation to the contrary, the Corporation shall not engage in any Business Combination (as defined hereinafter) with any Interested Stockholder (as defined hereinafter) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(i) prior to such time the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

(ii) upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock (as defined hereinafter) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such stockholder) those shares owned (A) by Persons (as defined hereinafter) who are directors and also officers of the Corporation and (B) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(iii) at or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least a majority of the outstanding Voting Stock which is not owned by such stockholder.

(b) The restrictions contained in this Section (2) shall not apply if:

(i) a stockholder becomes an Interested Stockholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (B) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

(ii) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (A) constitutes one of the transactions described in the second sentence of this paragraph; (B) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (C) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the Delaware Law, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined hereinafter) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of this paragraph.

74 | Verisk 2025 Proxy Statement

Appendix B — Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Certain Business Combinations

(c) As used in this Section (2) only, and unless otherwise provided by the express terms of this Section (2), the following terms shall have the meanings ascribed to them as set forth in this paragraph (c):

(i) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

(ii) “Associate”, when used to indicate a relationship with any Person, means: (A) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (B) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

(iii) “Business Combination” means: (A) any merger, consolidation, statutory conversion or domestication of the Corporation (other than a merger effected pursuant to Section 253 or Section 267 of the Delaware Law) or any direct or indirect majority-owned subsidiary of the Corporation with (aa) the Interested Stockholder, or (bb) with any Person if the merger, consolidation, statutory conversion or domestication is caused by the Interested Stockholder and as a result of such act or transaction paragraph (a) of this Section (2) is not applicable to the surviving entity; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation; (C) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (aa) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (bb) pursuant to a merger under Section 251(g), 253 or 267 of the Delaware Law; (cc) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (dd) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock; or (ee) any issuance or transfer of Stock by the Corporation; provided however, that in no case under items (cc) through (ee) of this subparagraph shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); (D) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or (E) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in the immediately preceding subparagraphs (A) through (D)) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

(iv) “Control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock or other equity interests, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Section (B), as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(v) “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (A) is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, or (B) is an Affiliate or Associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation at any time

Verisk 2025 Proxy Statement | 75

Appendix B — Amendment to the Certificate of Incorporation to Eliminate Supermajority Voting Standards for Certain Business Combinations

within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Section (2) to the contrary, the term “Interested Stockholder” shall not include any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided that, for purposes of this sentence, such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person;

(vi) “Owner”, including the terms “own” and “owned”, when used with respect to any Stock, means a Person that individually or with or through any of its affiliates or associates beneficially owns such Stock, directly or indirectly; or has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of this paragraph), or disposing of such Stock with any other Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Stock; provided, that, for the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(vii) “Person” means any individual, corporation, partnership, unincorporated association or other entity;

(viii) “Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest; and

(ix) “Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of or voting power conferred by such Voting Stock.

76 | Verisk 2025 Proxy Statement

Appendix C — Amendment to the Certificate of Incorporation to Limit Certain Liability of Officers as Permitted by Delaware Law

TWELFTH: ~~Indemnification.~~ (1) Limited Liability. ~~A~~ No director or officer of the Corporation shall ~~not~~ be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted by Delaware Law. Solely for the purposes of this Section (1), “officer” shall have the meaning provided in Section 102(b)(7) of Delaware Law, as amended from time to time.

(2) Right to Indemnification. (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TWELFTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE TWELFTH shall be a contract right.

(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(3) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

(4) Non-exclusivity of Rights. The rights and authority conferred in this ARTICLE TWELFTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(5) Preservation of Rights. Neither the amendment nor repeal of this ARTICLE TWELFTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TWELFTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

Verisk 2025 Proxy Statement | 77

Appendix D — Amendment to the Certificate of Incorporation to Enable the Ability of Shareholders Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders

Certificate of Incorporation Article 11

ELEVENTH: Special Meetings. ~~Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever~~ Whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock for purposes of election of such directors.

Bylaws Section 2.03

Section 2.03. Special Meetings.

(a) Except as otherwise required by law, and subject to the rights of the holders of any series of preferred stock, special ~~Special~~ meetings of stockholders may be called only (i) by the Board of Directors or the Chairman of the Board of Directors~~,~~; (ii) by the Chief Executive Officer~~,~~; (iii) by the President or the Secretary of the Corporation ~~and may not be called by any other person.~~; or (iv) upon the written request delivered to the Secretary of the Corporation both at the principal executive office of the Corporation, signed and dated by one or more stockholders of record, or beneficial owners, if any, of the Corporation (the “Requesting Stockholders”) who own not less than 25% of the voting power of the outstanding shares of common stock of the Corporation entitled to vote on each of the matters proposed to be considered at such special meeting (the “Requisite Percentage”) and who have complied with all respects of this Section 2.03. Except as otherwise required by law, notice of the special meeting shall be given in accordance with Section 2.04 of this Article 2.

(b) To be in proper form, any request or requests for a special meeting pursuant to Section 2.03(a)(iv) (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) (i) must be delivered in accordance with Section 2.03(a)(iv) by one or more Requesting Stockholders who (a) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own, the Requisite Percentage; (b) shall not revoke such Special Meeting Request; and (c) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reason(s) for conducting such business at the special meeting and any material interest(s) in such business of each Requesting Stockholder; (iii) must contain such information and representations required by these Bylaws as though such Requesting Stockholders are intending to nominate a candidate for director at an annual meeting of stockholders pursuant to Section 2.10(a) of this Article 2 or propose other business to be brought before an annual meeting of stockholders pursuant to Section 2.11 of this Article 2; and (iv) must contain (a) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of common stock of the Corporation owned by the Requesting Stockholders and (b) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied.

In determining whether a request for a special meeting has been properly made in accordance with Section 2.03(a)(iv), multiple Special Meeting Requests delivered to the Secretary

78 | Verisk 2025 Proxy Statement

Appendix D — Amendment to the Certificate of Incorporation to Enable the Ability of Shareholders Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders

of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at such meeting (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and in each case, as determined by the Board of Directors in accordance with the directors’ fiduciary duties, and (ii) such Special Meeting Requests have been delivered to, and received by, the Secretary of the Corporation no later than the close of business on the tenth day following the earliest dated Special Meeting Request (whether or not such earliest dated Special Meeting Request later is revoked). Any Requesting Stockholder may revoke their Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the Corporation delivered to, and received by, the Secretary of the Corporation both at the principal executive office of the Corporation. If, following such revocation there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

For purposes of this Section 2.03, the terms “owned,” “owning” and other variations of the word “own” shall have the meaning set forth in Article 2, Section 2.10(c)(iii)(D) of these Bylaws.

(c) The Secretary of the Corporation shall not be required to call a special meeting pursuant to Section 2.03(a)(iv) if, in the determination of the Board of Directors made in accordance with the directors’ fiduciary duties, (i) the Special Meeting Request does not comply with these Bylaws; (ii) the matter(s) set forth in the Special Meeting Request, relates to an item of business that is not a proper matter for stockholder action under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law ”); (iii) the Special Meeting Request is received by the Secretary of the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of the close of business (x) on the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous meeting; (iv) an identical or substantially similar item of business, as determined by the Board of Directors in accordance with the directors’ fiduciary duties (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than 12 months before the Special Meeting Request is received by the Secretary of the Corporation; (v) a Similar Item was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary of the Corporation; (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 120 days after the Special Meeting Request is received by the Secretary of the Corporation; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this Section 2.03(c), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(d) A special meeting called pursuant to Section 2.03(a)(iv) shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these Bylaws, provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b), if necessary so that it is true and correct as of the record date for the special meeting, not later than 10 days following the later of the record date for the meeting day or the date notice of the record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date, (ii) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b) in accordance with the requirements under Section 2.10(a) and Section 2.11 of this Article 2, as applicable, as if such requirements applies herein mutatis mutandis and (ii) promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in Section 2.03(a) shall not limit the Corporation’s rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these

Verisk 2025 Proxy Statement | 79

Appendix D — Amendment to the Certificate of Incorporation to Enable the Ability of Shareholders Owning 25% of the Company’s Common Stock to Call Special Meetings of Shareholders

bylaws or enable or be deemed to permit a stockholder who has previously submitted a request under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(e) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s)

stated in the Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (y) any additional matters the Board of Directors determines to include in the Corporation’s notice of the special meeting. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or these Bylaws, the Chair of the special meeting shall have the power and authority, subject to the supervision of the Board of Directors, to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2.03 or as required by Delaware Law.

80 | Verisk 2025 Proxy Statement

Appendix E — Reconciliation of GAAP and Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company uses certain non-GAAP measures such as Adjusted EBITDA as performance metrics in determining executive compensation.

Below is a reconciliation of the GAAP and non-GAAP financial measures discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(in millions)

	2024	2023
Net income	$957.5	$614.4
Less: Income (Loss) from discontinued operations, net of tax benefit (expense) of $6.8 and $(12.6)	6.8	(154.0)

Income from continuing operations	950.7	768.4

Depreciation and amortization of fixed assets	233.6	206.8
Amortization of intangible assets	72.3	74.6

Interest expense	124.6	115.5

Provision for income taxes	277.9	258.8

EBITDA	1,659.1	1,424.1

Impairment of cost-based investments	1.7	6.5
Litigation reserve, net of recovery	(4.7)	38.2

Acquisition-related adjustments (earn-outs)	1.1	(19.4)

Loss (gain) directly related to dispositions from continuing operations	12.1	(15.9)
Net gain upon settlement of investment in non-public companies	(100.6)	—
Nonoperational foreign currency loss on internal loan transaction	4.2	—
Net gain on early extinguishment of debt	(3.6)	—
Leasehold impairment, net of lease modification gain	6.7	—

Adjusted EBITDA	1,576.0	1,433.5

Adjusted EBITDA from acquisitions and dispositions	(0.9)	1.0

Organic adjusted EBITDA	$1,575.1	$1,434.5

Verisk 2025 Proxy Statement | 81

Verisk Analytics, Inc.
545 Washington Boulevard, Jersey City, NJ 07310-1686
201-469-3000 www.verisk.com